                            SHARE PURCHASE AGREEMENT



                                      Among

                          INCYTE PHARMACEUTICALS, INC.,

                                 HEXAGEN LIMITED

                                       and

                       THE SHAREHOLDERS OF HEXAGEN LIMITED







                               21st September, 1998

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

ARTICLE I     PURCHASE AND SALE..............................................  1
    1.1       Purchase and Sale of the Company Shares........................  1
    1.2       Shareholders' Warranty and Waiver..............................  2
    1.3       Purchase Price.................................................  2
    1.4       Adjustments....................................................  2
    1.5       Escrow Shares..................................................  2
    1.6       Agreement of Shareholders......................................  2
    1.7       Shareholders' Representative...................................  3

ARTICLE II    CLOSING........................................................  5
    2.1       Closing........................................ ...............  5
    2.2       Actions at the Closing.........................................  5

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF EACH OF THE
              SHAREHOLDERS...................................................  7
    3.1       Authority......................................................  7
    3.2       No Conflict with Other Instruments.............................  7
    3.3       Ownership of Securities........................................  8
    3.4       Sale Entirely for Own Account..................................  8
    3.5       Reliance Upon the Shareholder's Representations................  8
    3.6       Receipt of Information; Investment Experience..................  8
    3.7       Restricted Securities..........................................  9
    3.8       Legends........................................................  9
    3.9       Brokers or Finders.............................................  9

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................  9
    4.1       Organization and Qualification................................. 10
    4.2       Capital Structure.............................................. 11
    4.3       Subsidiaries; Equity Investments............................... 12
    4.4       Authority...................................................... 12
    4.5       No Conflict with Other Instruments............................. 12
    4.6       Governmental Consents.......................................... 13
    4.7       The Accounts................................................... 13
    4.8       The Management Accounts........................................ 13
    4.9       Accounting and Other Records................................... 14
    4.10      Absence of Changes............................................. 14
    4.11      Real Property.................................................. 16
    4.12      Environmental Matters.......................................... 20
    4.13      Taxes.......................................................... 20
    4.14      Employees...................................................... 25
    4.15      Compliance with Law............................................ 28
    4.16      Litigation..................................................... 30
    4.17      Contracts...................................................... 30
    4.18      No Default..................................................... 31
    4.19      Proprietary Rights............................................. 31

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                                                                            Page
                                                                            ----


    4.20      Computer System and Software................................... 33
    4.21      Insurance...................................................... 34
    4.22      Brokers or Finders............................................. 34
    4.23      Related Parties................................................ 35
    4.24      Certain Advances............................................... 35
    4.25      Underlying Documents........................................... 35
    4.26      Banking Facilities............................................. 35
    4.27      Insolvency..................................................... 36
    4.28      No Misleading Statements....................................... 37

ARTICLE V     REPRESENTATIONS AND WARRANTIES OF PURCHASER.................... 37
    5.1       Organization................................................... 37
    5.2       Authority...................................................... 37
    5.3       No Conflict with Other Instruments............................. 37
    5.4       Governmental Consents.......................................... 37
    5.5       SEC Documents.................................................. 38
    5.6       Financial Statements........................................... 38
    5.7       Litigation..................................................... 38
    5.8       Shares of Purchaser Common..................................... 38
    5.9       No Misleading Statements....................................... 39
    5.10      Brokers or Finders............................................. 39
    5.11      Acquisition for Investment..................................... 39

ARTICLE VI    ADDITIONAL AGREEMENTS............... .......................... 39
    6.1       Stock Options.................................................. 39
    6.2       Expenses....................................................... 40
    6.3       Public Disclosure.............................................. 40
    6.4       Reasonable Efforts............................................. 41
    6.5       Conduct; Notification of Certain Matters....................... 41
    6.6       Registration Rights............................................ 41
    6.7       Additional Documents and Further Assurances.................... 41
    6.8       Blue Sky Laws.................................................. 41
    6.9       Nasdaq Listing................................................. 42
    6.10      Indemnification................................................ 42
    6.11      Tax Returns.................................................... 42

ARTICLE VII   CONDITIONS TO THE CLOSING...................................... 43
    7.1       Conditions to Obligations of Each Party to Effect the Closing.. 43
    7.2       Additional Conditions to Obligations of the Shareholders....... 44
    7.3       Additional Conditions to the Obligations of Purchaser.......... 44

ARTICLE VIII  INDEMNIFICATION AND ESCROW..................................... 46
    8.1       Survival of Representations and Warranties, Etc................ 46
    8.2       Indemnification and Escrow Arrangements........................ 46
    8.3       Claims Resulting From Breaches of Certain Representations and
              Warranties..................................................... 51

ARTICLE IX    TERMINATION, AMENDMENT AND WAIVER.............................. 52
    9.1       Termination.................................................... 52

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                                                                            Page
                                                                            ----


    9.2       Effect of Termination.......................................... 53
    9.3       Amendment or Supplement........................................ 53
    9.4       Extension of Time, Waiver...................................... 53

ARTICLE X     GENERAL........................................................ 54
    10.1      Notices........................................................ 54
    10.2      Headings....................................................... 56
    10.3      Counterparts................................................... 56
    10.4      Entire Agreement; Assignment................................... 56
    10.5      Severability................................................... 56
    10.6      Other Remedies................................................. 56
    10.7      Interpretation................................................. 56
    10.8      Governing Law.................................................. 56
    10.9      Appointment of Agent........................................... 57
    10.10     Absence of Third-Party Beneficiary Rights...................... 57
    10.11     Restrictive Trade Practices Act................................ 57

Exhibit A     Form of Irrevocable Undertaking
Exhibit B     Form of Escrow Agreement
Exhibit C     Registration Rights
Exhibit D-1   Form of Amendments to Hexagen plc Unapproved Share Option
              Plan 1996 (effective prior to Closing)
Exhibit D-2   Form of Amendments to Hexagen plc Unapproved Share Option
              Plan 1996 (effective upon Closing)
Exhibit D-3   Form of Option Exchange Agreement
Exhibit D-4   Form of Replacement Option Certificate
Exhibit D-5   Form of Option Release Deed
Exhibit E     Form of Restrictive Covenants Agreement
Schedule I    Schedule of Consideration
Schedule II   Schedule of Options to be Converted
Schedule III  Computation of Purchaser Shares and Option Exchange Ratio
Schedule 2.2  Post-Closing Directors and Officers of the Company; Resignations
Schedule 7.3  Schedule of Shareholders and Employees to be Parties to
              Restrictive Covenants Agreement and Employment Agreements

                            SHARE PURCHASE AGREEMENT


        THIS SHARE PURCHASE AGREEMENT (this "Agreement") dated as of the 21st day of September, 1998, by and among INCYTE PHARMACEUTICALS, INC., a Delaware corporation ("Purchaser"), HEXAGEN LIMITED, a company incorporated in England and Wales (the "Company"), and the persons and entities listed on Schedule I hereto (the "Shareholders").

                              W I T N E S S E T H:

        WHEREAS, the Shareholders collectively own all of the issued and outstanding share capital of the Company (collectively, the "Company Shares");

        WHEREAS, the Company owns all of the issued and outstanding share capital of Hexagen Technology Limited, a company incorporated in England and Wales (the "Subsidiary");

        WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Purchaser wishes to purchase, and the Shareholders wish to sell, the Company Shares for the consideration set forth below; and

        WHEREAS, on August 14, 1998 (the "Announcement Date"), Purchaser and the Company entered into an Agreement (the "Master Agreement") governing certain actions to be taken prior to the Closing (as defined below) under this Agreement;

        WHEREAS, as of the Announcement Date, Shareholders holding at least 90% of the Company Shares have entered into agreements in favor of Purchaser in the form attached hereto as Exhibit A ("Irrevocables") pursuant to which, among other things, such Shareholders have agreed to execute this Agreement following the completion of certain events:

        N o w, T h e r e f o r e, in consideration of the premises and of the mutual agreements, provisions and covenants herein contained, Purchaser, the Company and the Shareholders hereby agree as follows:


                                    ARTICLE I

                                PURCHASE AND SALE
                                -----------------

        1.1 Purchase and Sale of the Company Shares. Upon and subject to the
            ---------------------------------------
terms and conditions of this Agreement, Purchaser hereby offers to purchase from each Shareholder, and each Shareholder hereby undertakes to sell or procure the sale of and transfer to Purchaser, all legal and beneficial interest in that number of Company Shares as is set out against such Shareholder's name in
Schedule I hereto free from all liens, charges, encumbrances and equities of any description together with all rights now or hereafter attaching thereto with full title guarantee (as construed under English law). At the closing of the transactions contemplated by this Agreement (the "Closing"), each Shareholder shall deliver or procure delivery to Purchaser of certificates evidencing the Company Shares accompanied by duly executed transfers of all the Company Shares in favor of Purchaser.

        1.2 Shareholders' Warranty and Waiver. Each of the Shareholders warrants
            ---------------------------------
to Purchaser that such Shareholder is entitled to sell and transfer to Purchaser the full legal and beneficial ownership of the Company Shares held by such Shareholder and that such shares are free and clear of any and all Encumbrances (as defined in Section 3.1 below). Each of the Shareholders hereby waives and undertakes to procure the waiver of all pre-emption and similar rights over the Company Shares or any of them to which such Shareholder or any other person controlled by such Shareholder may be entitled under the Articles of Association of the Company, the Subscription and Shareholders' Agreement relating to Hexagen plc dated 11 July 1996, as amended by the 1996 Supplemental Agreement to the Subscription and Shareholders' Agreement dated 4 September 1996 and the Second Supplemental Agreement to the Subscription and Shareholders' Agreement dated 19 November 1996 (collectively, the "Shareholders' Agreement"), or otherwise in relation to the sale and purchase of the same hereunder. Nothing in this Agreement shall oblige Purchaser to buy any of the Company Shares or otherwise complete this Agreement unless the sale and purchase of all the Company Shares is completed simultaneously.

        1.3 Purchase Price. The aggregate purchase price (the "Consideration")
            --------------
to be paid by Purchaser for the Company Shares shall be (i) $5,000,000 in cash plus such amount of cash to be paid in lieu of fractional Purchaser Shares (the "Cash Payment") and (ii) the number of shares (the "Purchaser Shares") of common stock, $.001 par value, of Purchaser ("Purchaser Common") calculated as set forth in Schedule III attached hereto. Cash to be paid in lieu of fractional shares shall be calculated based on the average closing price of the Purchaser Common on the Nasdaq National Market for the 30 consecutive trading day period ending on the trading day immediately preceding the Announcement Date (the "Purchaser Common Average Price").

        1.4 Adjustments. If at any time during the period between the
            -----------
Announcement Date and the Closing, any change in the outstanding shares of capital stock of Purchaser shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the number of shares of Purchaser Common constituting all or part of the Consideration shall be appropriately adjusted.

        1.5 Escrow Shares. A portion of the Purchaser Shares issued as a portion
            -------------
of the Consideration (the "Escrow Shares") shall be placed in escrow as collateral for the indemnification obligations of the Shareholders pursuant to
Article VIII of this Agreement. The aggregate number of Escrow Shares shall be as set forth on Schedule I hereto and shall be based upon the following formula: the number of shares of Purchaser Common equal to the quotient of (a) $9,000,000 divided by (b) the Purchaser Common Average Price, rounded to the nearest whole share.

        1.6 Agreement of Shareholders. Each of the Shareholders hereby consents
            -------------------------
and agrees with the other Shareholders and Purchaser to the allocation of the Consideration among the Shareholders in the manner set forth on Schedule I hereto. Each of the Shareholders shall receive, or shall receive evidence of an irrevocable instruction to Purchaser's Transfer Agent to issue, at the Closing such number of Purchaser Shares that are not to be delivered to the Escrow Agent (as defined in Section 8.2(a) below) pursuant to the provisions of Section 1.5 and Article VIII (the "Initial Shares") set forth opposite such Shareholder's name on Schedule I hereto. The number of Escrow Shares to be delivered to the Escrow Agent pursuant to the provisions of Section 1.5 and Article VIII on behalf of each Shareholder is set forth opposite such Shareholder's name on
Schedule I hereto. The Initial Shares and the Escrow Shares together constitute the Purchaser Shares.

        1.7    Shareholders' Representative.
               ----------------------------

        (a) In order to administer efficiently the transactions contemplated hereby, including (i) the waiver of any condition to the obligations of the Shareholders to consummate the transactions contemplated hereby, (ii) the defense and/or settlement of any claims that may be made by Purchaser following the Closing against the Escrow Fund (as defined in Section 8.2(a) below), and
(iii) the preparation of all documentation and conduct of all matters relating to the Tax Returns (as defined in Section 4.13 below) and computations of the Company and the Subsidiary pursuant to the provisions of Section 6.11 below, the Shareholders hereby designate Stephen Bunting as their representative (the "Shareholders' Representative").

        (b) Each Shareholder irrevocably agrees that such Shareholder grants the Shareholders' Representative full power and authority to act as agent and attorney-in-fact for each Shareholder, for and on behalf of the Shareholders,
(i) to take all action necessary in connection with the waiver of any condition to the obligations of the Shareholders to consummate the transactions contemplated hereby, or the defense and/or settlement of any claims that may be made by Purchaser following the Closing against the Escrow Fund, (ii) to give and receive all notices required to be given or received by the Shareholders under this Agreement or the Escrow Agreement, (iii) to authorize delivery to Purchaser of shares of Purchaser Common from the Escrow Fund in satisfaction of claims by Purchaser, to object to such deliveries, to agree to negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and (iv) to take any and all additional action necessary or appropriate in the judgment of the Shareholders' Representative for the accomplishment of the foregoing or as is contemplated to be taken by or on behalf of the Shareholders by the terms of this Agreement and the Escrow Agreement.

        (c) The agency of the Shareholders' Representative may be changed by the Shareholders from time to time upon not less than 30 days' prior written notice to Purchaser; provided that the Shareholders' Representative may not be removed unless holders of at least two-thirds in interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. In the event that the Shareholders' Representative dies, becomes unable to perform his or her responsibilities hereunder or resigns from such position, the Shareholders holding, prior to Closing, a majority in interest of the Escrow Fund shall select another representative to fill such vacancy and such substituted representative shall be deemed to be the Shareholders' Representative for all purposes of this Agreement and the documents delivered pursuant hereto. No bond shall be required of the Shareholders' Representative, and the Shareholders' Representative shall not receive compensation for his or her services. No provision of this Agreement shall restrict in any way the ability or right of the Shareholders' Representative to voluntarily resign from such position at any time, and any such resignation shall be done without any liability to the Shareholders' Representative.

        (d) All decisions and actions by the Shareholders' Representative, including without limitation any agreement between the Shareholders' Representative and Purchaser relating to the defense and/or settlement of any claims that may be made by Purchaser following the Closing against the Escrow Fund, shall be binding upon all of the Shareholders and no Shareholder shall have the right to object, dissent, protest or otherwise contest the same.

        (e) By such Shareholder's execution of this Agreement, each Shareholder agrees that:

               (i) Purchaser shall be able to rely conclusively on the instructions and decisions of the Shareholders' Representative as to the settlement of any claims for indemnification of Purchaser and/or the Company pursuant to the Escrow Agreement or Article VIII below or any other actions required or permitted to be taken by the Shareholders' Representative hereunder, and no party hereunder shall have any cause of action against Purchaser to the extent that Purchaser has relied upon the instructions or decisions of the Shareholders' Representative;

               (ii) all actions, decisions and instructions of the Shareholders' Representative shall be conclusive and binding upon all of the Shareholders and no Shareholder shall have any cause of action against the Shareholders' Representative for any action taken, decision made or instruction given by the Shareholders' Representative under this Agreement, except for fraud or willful breach of this Agreement by the Shareholders' Representative;

               (iii) notices or communications to or from the Shareholders' Representative shall constitute notice to or from each of the Shareholders for purposes of this Agreement and the Escrow Agreement;

               (iv) the provisions of this Section 1.7 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Shareholder may have in connection with the transactions contemplated by this Agreement;

               (v) remedies available at law for any breach of the provisions of this Section 1.7 are inadequate; therefore, Purchaser and the Company shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if either Purchaser or the Company brings an action to enforce the provisions of this Section 1.7.

               (vi) as between such Shareholder and the other Shareholders, the Shareholders' Representative shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Agreement and every such determination made in good faith shall be conclusive and binding on the Shareholders and the Shareholders' Representative may act on the opinion or advice of or information obtained from any solicitor, attorney, banker, broker, accountant or other expert and shall not be responsible for any loss occasioned by so acting;

               (vii) such Shareholder shall, together with all of the other Shareholders, jointly and severally indemnify the Shareholders' Representative from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Shareholders' Representative by Purchaser, the Company, other Shareholders, or any other person in connection with this Agreement and in suing for and recovering any sum due to the Shareholders or any of them under this Agreement;

               (viii) in performing the functions specified in this Agreement and the Escrow Agreement, the Shareholders' Representative shall not be liable to any Shareholder in the absence of willful misconduct on the part of the Shareholders' Representative; and

               (ix) the provisions of this Section 1.7 shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees, and successors of each Shareholder, and any references in this Agreement to a Shareholder or the Shareholders shall mean and include the successors to the Shareholder's rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

        (f) All fees and expenses incurred by the Shareholders' Representative shall be paid out of amounts remaining in the Escrow Fund after satisfaction of all claims of Purchaser against such fund. Upon application by the Shareholders' Representative to the Escrow Agent and Purchaser prior to the satisfaction of all claims of Purchaser against the Escrow Fund, Purchaser may in its sole and absolute discretion authorize the Escrow Agent to release a portion of the Escrow Fund to the Shareholders' Representative in reimbursement of fees and expenses incurred prior to such time. In making such payment, any shares of Purchaser Common to be distributed from the Escrow Fund shall be valued at the closing price of the Purchaser Common on the Nasdaq National Market on the day of distribution. Nothing in this Section 1.7(f) shall limit the obligations of the Shareholders under Section 1.7(e)(vii). In carrying out his functions under this Agreement, the Shareholders' Representative shall be permitted, in his discretion, to solicit from each of the Shareholders an advancement of funds in an amount sufficient to cover the anticipated expense associated with any necessary or appropriate act hereunder, and each Shareholder, consistent with such Shareholder's obligations pursuant to Section 1.7(e)(vii) above, shall comply with such request.


                                   ARTICLE II

                                     CLOSING
                                     -------

        2.1 Closing. The Closing shall take place at the offices of Taylor
            -------
Joynson Garrett, Carmelite, 50 Victoria Embankment, Blackfriars, London, England as soon as practicable following satisfaction or waiver of all of the conditions to the obligations of the parties to consummate the transactions contemplated hereby in accordance with this Agreement or at such other time, place and date as is mutually agreed to by the parties hereto. The date of the Closing is referred to in this Agreement as the "Closing Date."

        2.2 Actions at the Closing.  At the Closing:
            ----------------------

        (a) the Shareholders and/or the Company, as the case may be, shall deliver to Purchaser the various certificates, instruments and documents referred to in Section 7.3 below;

        (b) Purchaser shall deliver to the Shareholders and/or the Company the various certificates, instruments and documents referred to in Section 7.2 below;

        (c) each Shareholder shall deliver or procure delivery to Purchaser of certificates ("Certificates") evidencing the Company Shares accompanied by duly executed transfers of all the Company Shares in favor of Purchaser (or its nominee(s)), and, in connection therewith, each Shareholder hereby irrevocably appoints, as of the time of Closing, any corporate officer of Purchaser and any Executive Director of the Company as such Shareholder's attorney and irrevocably instructs the attorney to execute all or any form(s) of transfer, surrender and/or other document(s) at the attorney's direction in relation to the Company Shares in favor of Purchaser or such other person or persons as Purchaser may direct and to do all such acts and things as may in the opinion of such attorney be reasonably necessary or reasonably expedient for the purposes of, or in connection with, the acceptance of the offer made in Section 1.1 and to surrender or vest in Purchaser or its nominee(s) the Company Shares, provided that the terms of this clause shall not apply to any Shareholder who, by virtue of his, her or its constitution, is expressly prohibited from granting a power of attorney in such terms;

        (d) Purchaser shall deliver to each Shareholder or their respective nominees a certificate for, or evidence of an irrevocable instruction to Purchaser's Transfer Agent to issue, the number of Initial Shares set forth opposite such Shareholders' name on Schedule I hereto and shall deliver to each Shareholder a check, payable in Dollars, in the amount of the portion of the Cash Payment set forth opposite such Shareholder's name on Schedule I hereto;

        (e) Purchaser, the Shareholders' Representative and the Escrow Agent shall execute and deliver the Escrow Agreement attached hereto as Exhibit B (the "Escrow Agreement") and Purchaser shall deliver to the Escrow Agent a certificate for, or an irrevocable instruction to Purchaser's Transfer Agent to issue, the number of Escrow Shares being placed in escrow on the Closing Date pursuant to Section 1.5 and Article VIII;

        (f) the Shareholders shall procure that a board meeting of the Company shall be held at which (i) such persons as Purchaser may nominate will be appointed directors of the Company; (ii) there shall be submitted and accepted the resignations referred to in Section 7.3(f); (iii) subject only to their being duly stamped (where applicable), the transfers of the Company Shares contemplated by this Agreement shall be approved and Purchaser and/or its nominee(s) shall be registered as the holders of the Company Shares and new share certificates shall be executed and issued accordingly; (iv) all existing instructions to banks shall be cancelled and new instructions given in such form as Purchaser may require; (v) the registered office of the Company will be changed to Carmelite, 50 Victoria Embankment, Blackfriars, London EC4Y 0DX; and
(vi) the persons set forth on Schedule 2.2 hereto will be appointed officers of the Company;

        (g) Purchaser shall deliver to the Shareholders' Representative for the benefit of the Shareholders:

               (i) (A) the Certificate of Incorporation of Purchaser, certified as of a recent date by the Secretary of State of the State of Delaware, and (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of Purchaser and listing all documents on file with said Secretary;

               (ii) certificate of the Secretary or an Assistant Secretary of Purchaser dated the Closing Date and certifying (A) that the Certificate of Incorporation of Purchaser has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above, (B) that attached thereto is a true and correct copy of the Bylaws of Purchaser as in effect on the Closing Date, (C) that attached thereto is a true and correct copy of all resolutions adopted by the Board of Directors of Purchaser authorizing the execution, delivery and performance of this Agreement and the ancillary agreements and transactions contemplated hereby and that such resolutions have not been amended or modified and are in full force and effect in the form adopted, and (D) to the incumbency and specimen signature of each officer of Purchaser executing this Agreement and each ancillary agreement to be executed by Purchaser pursuant to this Agreement and any certificate or instrument furnished pursuant hereto; and

        (h) the Company and/or the Shareholders shall procure that the auditors of the Company and the auditors of the Subsidiary shall deliver their written resignation to Purchaser together with a statement in accordance with section 394 of the Companies Act 1985 (the "Companies Act") that there are no circumstances connected with such resignation which they consider should be brought to the attention of the Shareholders or creditors of the Company or the Subsidiary, as the case may be, and that there are no fees or other payments due to them from the Company or the Subsidiary.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                           OF EACH OF THE SHAREHOLDERS
                           ---------------------------

        Each Shareholder severally and not jointly represents and warrants to Purchaser that as to such Shareholder:

        3.1 Authority. Such Shareholder has all power to execute and deliver
            ---------
this Agreement and to carry out and perform such Shareholder's respective obligations under the terms of this Agreement and the related agreements required to be entered into as conditions of Closing under Article VII hereof. Such Shareholder has the full power to exchange, assign, transfer and deliver his, her or its Company Shares hereunder, free and clear of all covenants, conditions, voting trust arrangements, liens, encumbrances, equities, security interests, restrictions, claims, charges, and other claims or rights of third parties ("Encumbrances"). This Agreement, when executed and delivered by such Shareholder, will constitute the valid and legally binding obligation of such Shareholder, legally enforceable against such Shareholder in accordance with the terms of this Agreement, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally, limitations imposed by English, U.S. federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of this Agreement, and upon the availability of injunctive relief or other equitable remedies.

        3.2 No Conflict with Other Instruments. The execution and delivery of,
            ----------------------------------
and the performance by such Shareholder of, its obligations under this Agreement (including the Exhibits hereto), the related agreements required to be entered into as conditions of Closing under Article VII hereof, and the transactions contemplated hereby (i) will not result in any violation of, conflict with, constitute a breach, violation or default (with or without notice or lapse of time, or both) under (x) any provision of the Memorandum and Articles of Association or other charter or governing document of such Shareholder (in the event the Shareholder is not an individual) or (y) any agreement, arrangement, order, judgment or decree of any court or any governmental agency, contract, understanding, note, mortgage, indenture, lease, franchise, license, permit or other instrument to which such Shareholder is a party or by which such Shareholder or any of his or its properties or assets is bound, (ii) will not conflict with, or result in any breach or violation of, any statute, judgment, decree, order, rule or governmental regulation applicable to such Shareholder or his or its properties or assets, or (iii) will not result in the imposition of any Encumbrance upon the Company Shares owned by such Shareholder.

        3.3 Ownership of Securities. In respect of the number of the Company
            -----------------------
Shares set out against each Shareholders' name in Schedule I hereto, such Shareholder will sell such Company Shares pursuant to this Agreement with full title guarantee (as construed under English law) and, upon consummation of the purchase contemplated by this Agreement, Purchaser will acquire such Company Shares free and clear of all Encumbrances with full title guarantee and with the benefit of all other rights and advantages belonging to or accruing on such Company Shares. Except for the Shareholders' Agreement, such Shareholder is not a party to any voting trust, proxy, or other agreement or understanding between or among any persons that affects or relates to the voting or giving of written consent with respect to any outstanding security of the Company. Each Shareholder hereby agrees to waive any rights which such Shareholder has, or might have at any time in the future, against the Company or the Subsidiary arising from the Shareholders' Agreement. Each Shareholder also confirms that neither the Company nor the Subsidiary shall have any obligation to such Shareholders under the Shareholders' Agreement.

        3.4 Sale Entirely for Own Account. This Agreement is made with such
            -----------------------------
Shareholder in reliance upon such Shareholder's representation to Purchaser, which by the execution of this Agreement such Shareholder hereby confirms, that the Purchaser Shares to be received by each Shareholder will be acquired for investment for the Shareholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same other than in each case pursuant to the Registration Statement contemplated by the Registration Rights set forth in Exhibit C hereto or pursuant to an appropriate exemption from registration under applicable law. By executing this Agreement, such Shareholder further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Purchaser Shares.

        3.5 Reliance Upon the Shareholder's Representations. Such Shareholder
            -----------------------------------------------
understands that the Purchaser Shares are not registered under the United States Securities Act of 1933 (the "Securities Act") on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof and/or Regulation S promulgated thereunder, and that Purchaser's reliance on such exemption is based on such Shareholder's representations set forth herein. Such Shareholder realizes that the basis for the exemption may not be present if, notwithstanding such representations, such Shareholder has in mind merely acquiring the Purchaser Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Such Shareholder has no such intention.

        3.6 Receipt of Information; Investment Experience. Such Shareholder,
            ---------------------------------------------
either alone or with such Shareholder's purchaser representative (within the meaning of Rule 501(h) promulgated under the Securities Act), believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Purchaser Shares. Such Shareholder further represents that such Shareholder (or such Shareholder's purchaser representative) has had adequate opportunity to obtain from representatives of Purchaser such information, in addition to the representations set forth in this Agreement, as is necessary to evaluate the merits and risks of such Shareholder's investment in the Purchaser Shares. Such Shareholder, either alone or with such Shareholder's purchaser representative, has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Purchaser Shares to be issued to such Shareholder pursuant to the terms of this Agreement and to make an informed investment decision with respect to such investment.

        3.7 Restricted Securities. Such Shareholder understands that the
            ---------------------
Purchaser Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Purchaser Shares or an available exemption from registration under the Securities Act, the Purchaser Shares must be held indefinitely. In particular, such Shareholder is aware that the Purchaser Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. In this connection, such Shareholder represents that such Shareholder understands that under Rule 144, the Purchaser Shares must be held for at least one year after purchase thereof from Purchaser prior to resale (two years in the absence of public current information about Purchaser) and that, under certain circumstances, the conditions for use of Rule 144 include the availability of public current information about Purchaser, that sales be effected through a "broker's transaction" or in transactions with a "market maker," and that the number of shares being sold not exceed specified limitations. Such public current information about Purchaser for purposes of Rule 144 is now available, but may not be in the future.

        3.8 Legends.  It is understood that the certificates evidencing the
            -------
Purchaser Shares may bear one or all of the following legends:

        (a) "The shares represented by this certificate have not been registered under the United States Securities Act of 1933. They may not be sold, offered for sale, pledged, hypothecated or otherwise transferred in the absence of a registration statement in effect with respect to such shares under such Act or an opinion of counsel or other evidence satisfactory to Incyte Pharmaceuticals, Inc. and its counsel that such registration is not required."

        (b)    Any legend required by any other jurisdiction.

        3.9 Brokers or Finders. Such Shareholder has not dealt with any broker
            ------------------
or finder in connection with the transactions contemplated by this Agreement. Such Shareholder has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

        Except as otherwise specifically set forth in the disclosure schedule delivered by the Company to Purchaser at the time of execution of the Master Agreement and signed by the Executive Directors of the Company in their capacities as such (the "Original Disclosure Schedule"), as updated to reflect events that occurred following the date of the Master Agreement (such Original Disclosure Schedule, as so amended to the date hereof, the "Disclosure Schedule") the Company represents and warrants to Purchaser as follows (where any paragraph of this Article IV or any provision or disclosure made or referred to in the Disclosure Schedule is qualified by the expression "to the knowledge of the Company" or "the Company is not aware" or any similar expression, then that expression shall be deemed to refer to the actual knowledge of Mark Bodmer, Andrew Sandham, and Lynda Connon after reasonable inquiry):

        4.1    Organization and Qualification.
               ------------------------------

        (a) The Company is a private company limited by shares incorporated under the laws of England and Wales. The Company has all requisite power and authority to own, lease and operate its respective properties and to carry on its business as now being conducted.

        (b) Each of the Company and the Subsidiary (as defined in Section 4.3) is qualified to conduct business in its jurisdiction of incorporation.

        (c) True, complete and accurate copies, with respect to the Company and the Subsidiary, of the respective Memoranda and Articles of Association, as amended to the date hereof are annexed to the Disclosure Schedule. True, complete and accurate copies, with respect to the Company and the Subsidiary, of the respective minutes of all of directors' and shareholders' meetings, complete and accurate as of the date hereof have been delivered to Purchaser and a list of all such minutes setting forth the meeting, meeting date and number of pages thereof is set forth in the Disclosure Schedule. The Memoranda and Articles of Association are in full force and effect. Such documents contain full details of the rights and restrictions attached to the share capital of both the Company and the

Subsidiary, and all resolutions have been properly passed as resolutions of the Company or the Subsidiary, as appropriate.

        (d) The register of members and statutory books of both the Company and the Subsidiary contain complete, true and accurate records of the members of each of the Company and the Subsidiary, as appropriate and all the other information which they are required to contain under the Companies Act, up to the date of this Agreement, and comply with all the requirements of the Companies Act and all returns, particulars, resolutions and other documents required to be delivered by the Company and the Subsidiary to the Registrar of Companies have been duly delivered within the required time limits and no fines or penalties are outstanding or known to be due, except in each case where such non-compliance would not have an Adverse Effect. As used in this Agreement, the term "Adverse Effect" means an adverse effect on the Company and the Subsidiary, taken as a whole, or on the conduct of the business of the Company and the Subsidiary as conducted as of the date of this Agreement.

        (e) Neither the Company nor the Subsidiary has received any notice of any application or intended application for the rectification of its register of members.

        (f) The only directors of the Company and the Subsidiary are the persons whose names are listed in Section 4.1(f) of the Disclosure Schedule and neither the Company nor the Subsidiary has any alternate or shadow directors.

        (g) Neither the Company nor the Subsidiary has provided any financial assistance within section 151 of the Companies Act or otherwise directly or indirectly for the purchase or the proposed purchase of its shares.

        (h) Neither the Company nor the Subsidiary has purchased any of its own shares.

        (i) Neither the Company nor the Subsidiary has assets outside the United Kingdom nor does either company have a branch, agency or place of business or any permanent establishment (as that expression is defined in the relevant double taxation relief orders current at the date of this agreement) outside the United Kingdom and are not required to be qualified to do business outside the United Kingdom.

        4.2    Capital Structure.
               -----------------

        (a) The authorized share capital of the Company consists of 23,355,672 cumulative convertible preferred ordinary shares of 5p nominal value per share ("Preferred Ordinary Shares"), 5,000,000 'A' ordinary shares of 5p nominal value per share ("'A'" Ordinary Shares"), and 3,339,668 ordinary shares of 5p nominal value per share ("Ordinary Shares"). As of the Announcement Date, there were in issue 22,355,331 Preferred Ordinary Shares, 5,000,000 'A' Ordinary Shares, and 366,210 Ordinary Shares. Between the Announcement Date and the date of this Agreement, no shares of the Company were issued other than Ordinary Shares issued upon the exercise of outstanding Company Options referred to in Section 4.2(b) below. Each Preferred Ordinary Share and each 'A' Ordinary Share is convertible into one Ordinary Share in accordance with the Company's Articles of Association. The Preferred Ordinary Shares, 'A' Ordinary Shares and Ordinary Shares are referred to herein collectively as the "Company Shares." The rights, preferences and privileges of the Company Shares are as set forth in the Company's Memorandum and Articles of Association.

        (b) As of the Announcement Date, there were outstanding Company Options to acquire 3,133,540 Ordinary Shares.

        (c) Other than as described in paragraphs (a) and (b) above, there are no other shares or other equity securities of the Company and no other options, warrants, calls, conversion rights, commitments or agreements of any character to which the Company is a party or by which the Company may be bound that do or may obligate the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares in the Company's share capital or securities convertible into or exchangeable for the Company's share capital or that do or may obligate the Company to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement.

        (d) All issued Company Shares are, and any of the Company Shares issued upon exercise of the Company Options (subject to receipt of the exercise prices as provided therein) will be, validly issued and fully paid and not subject to any rights of pre-emption (other than those set forth in the Company's Articles of Association). All outstanding securities of the Company have been issued in compliance with applicable laws and regulations.

        (e) Schedule 4.2 contains complete and accurate lists of the holders of outstanding Company Shares, the number of shares owned of record by each such holder, and the number of shares subject to and the holders of outstanding Company Options, including in each case (other than in the case of Company Options held by employees of the Company) the addresses of such holders as extracted from the register of members of the Company. Schedule 4.2 is true, complete and accurate on the date hereof and, if required, an updated Schedule
4.2 to be attached hereto will be true, complete and accurate as of the Closing Date. Such Schedule 4.2 identifies the vesting schedule, applicable legends, and repurchase rights or other risks of forfeiture of any outstanding security of the Company.

        (f) Schedule 4.2 contains a true, complete and accurate list of each stock option plan, stock appreciation rights or other equity-related stock incentive plan of the Company.

        (g) Of the issued and outstanding Company Shares, no shares are subject to redemption and, except as described in Schedule 4.2, no shares are subject to repurchase. There is no right of first refusal, co-sale right, right of participation, right of first offer, option or other restriction on transfer applicable to any Company Shares.

        (h) Except for the Shareholders' Agreement, the Company is not a party to or subject to any agreement or understanding, and, to the knowledge of the Company, there is no voting trust, proxy, or other agreement or understanding between or among any persons that affects or relates to the voting or giving of written consent with respect to any outstanding security of the Company, the election of directors, the appointment of officers or other actions of the board of directors of the Company (the "Company Board") or the management of the Company.

        4.3 Subsidiaries; Equity Investments. Other than the Subsidiary, the Company does not have and has never had any other subsidiaries or companies controlled by the Company and does not own and has never owned any equity interest in, or controlled, directly or indirectly, any other corporation, partnership, joint venture, trust, firm or other entity. The Subsidiary is a private company limited by shares incorporated under the laws of England and Wales. The Company owns all of the issued share capital of the Subsidiary, free and clear of any claims, liens or encumbrances, and no options, warrants or other rights to acquire shares of the Subsidiary are outstanding.

        4.4 Authority. The Company has all requisite corporate power and
            ---------
authority to enter into this Agreement and, subject only to the requisite approval of this Agreement by the Company's shareholders in accordance with the Shareholders' Agreement, to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, including approval of the Company Board, subject only to the requisite approval of this Agreement by the Company's shareholders in accordance with the Shareholders' Agreement. This Agreement is a valid and binding obligation of the Company.

        4.5 No Conflict with Other Instruments. The execution, delivery and
            ----------------------------------
performance of this Agreement and the transactions contemplated hereby (a) will not result in any violation of, conflict with, constitute a breach, violation or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation, forfeiture or acceleration of any obligation or loss of any benefit under, or result in the creation or encumbrance on any of the properties or assets of the Company or the Subsidiary pursuant to (i) any provision of the Company's or the Subsidiary's Memorandum and Articles of Association or (ii) any agreement, contract, understanding, note, mortgage, indenture, lease, franchise, license, permit or other instrument to which the Company or the Subsidiary is a party or by which the properties or assets of the Company or the Subsidiary is bound, or (b) to the knowledge of the Company, conflict with or result in any breach or violation of any statute, judgment, decree, order, rule or governmental regulation applicable to the Company or the Subsidiary or their respective properties or assets, except, in the case of clauses (a)(ii) and (b) for any of the foregoing that could reasonably be expected not to, individually or in the aggregate, have a material adverse effect on the Company and the Subsidiary, taken as a whole, or that could reasonably be expected not to result in the creation of any material lien, charge or encumbrance upon any assets of the Company or the Subsidiary or that could not prevent, materially delay or materially burden the transactions contemplated by this Agreement. As used in this Agreement, any reference to any event, change or effect being "material" or "materially adverse" or having a "material adverse effect" on or with respect to an entity (or group of entities, taken as a whole) means such event, change or effect is material or materially adverse, as the case may be, to the business, condition (financial or otherwise), properties, assets, liabilities, or results of operations of such entity (or, if with respect thereto, of such group of entities taken as a whole).

        4.6 Governmental Consents. No consent, approval, order or authorization
            ---------------------
of, or registration, declaration of, or qualification or filing with, any court, administrative agency, commission, regulatory authority or other governmental or administrative body or instrumentality, whether domestic or foreign, is required by or with respect to the Company or the Subsidiary in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations, qualifications or filings as may be required under federal or state securities laws in connection with the transactions contemplated hereby.

        4.7    The Accounts.
               ------------

        (a) A true, complete and accurate copy of the Accounts is annexed to the Disclosure Schedule. The Accounts were prepared under the historical cost convention, and complied with and were prepared in accordance with all applicable Accounting Requirements. For the purposes of this Agreement "Accounts" means the audited accounts of the Company and the Subsidiary for the financial year ending on the Accounts Date including the auditors' and directors' reports, the audited balance sheets as at the Accounts Date, the audited profit and loss accounts for such period and the notes thereto, "Accounts Date" means 31 December 1997 and "Accounting Requirements" means the accounting requirements of the Companies Act, SAAPs, FRSs, abstracts of the Urgent Issues Task Force, any other requirement of a United Kingdom accounting body having mandatory effect and other generally accepted accounting principles and practices in the United Kingdom.

        (b)    The Accounts:

               (i) make proper provision for, reserve for or disclose, as appropriate, all liabilities, whether actual, contingent, unquantified or disputed, all capital commitments, whether actual or contingent, and all bad or doubtful debts of the Company and the Subsidiary as at the Accounts Date in each case, in accordance with, and to the extent required by, applicable Accounting Requirements; and

               (ii) make proper provision for or reserve for deferred Taxation in accordance with, and to the extent required by, applicable Accounting Requirements.

        4.8 The Management Accounts. A true, complete and accurate copy of the
            -----------------------
Management Accounts is annexed to the Disclosure Schedule. The Management Accounts fairly presented the financial condition of the Company and the Subsidiary as of the Management Accounts Date and the results of operations of the Company and the Subsidiary for the six-month period then ended, except that such financial statements are subject to normal and recurring year-end adjustments. No changes in accounting policies or practices have been made in the Management Accounts compared with the Accounts. For the purposes of this Agreement "Management Accounts" means the management accounts of the Company and the Subsidiary comprising the balance sheets as at the Management Accounts Date and the profit and loss accounts for the months commencing on the day immediately following the Accounts Date and ending on the Management Accounts Date and "Management Accounts Date" means 30 June 1998.

        4.9 Accounting and Other Records. All the accounts, books, ledgers and
            ----------------------------
financial and other records of whatsoever kind of each of the Company and the Subsidiary (including all invoices) have been kept in accordance with sections 221 and 222 of the Companies Act and are in the possession of the relevant company or under its control. Neither the Company nor the Subsidiary has any of its records, systems, controls, data or information, recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of either the Company or the Subsidiary, as the case may be.

        4.10 Absence of Changes. Since the Management Accounts Date, except as
             ------------------
otherwise contemplated by this Agreement or set forth in the Disclosure Schedule, the Company and the Subsidiary have conducted their respective businesses only in the ordinary and usual course without any interruption in the nature, scope or manner of the respective businesses, thereby maintaining the same as going concerns and, without limiting the generality of the foregoing:

        (a) There have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, employees, operations, obligations or liabilities of the Company and the Subsidiary, taken as a whole, which, in the aggregate, have had or may be reasonably expected to have a material adverse effect on the Company and the Subsidiary, taken as a whole;

        (b) Neither the Company nor the Subsidiary has issued, or authorized for issuance, or entered into any commitment to issue, any equity security, bond, note or other security;

        (c) Neither the Company nor the Subsidiary has incurred additional debt for borrowed money, or incurred any obligation or liability, except in the ordinary course of business consistent with past practice and, in any event, not in excess of (pound)10,000;

        (d) Neither the Company nor the Subsidiary has discharged any obligation or liability, or discharged, settled or satisfied any claim, lien or encumbrance, except for current liabilities in the ordinary course of business consistent with past practice and, in any event, not in excess of (pound)12,500 for any single occurrence or (pound)30,000 in the aggregate;

        (e) The Company has not declared or made any dividend, payment or other distribution (within the meaning of that expression as contained in section 209 or 210 or 418 of the Income and Corporation Taxes Act 1988 ("ICTA"));

        (f) The Company has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any of its shares;

        (g) Neither the Company nor the Subsidiary has conveyed or disposed of, or agreed to convey or dispose of, by sale, assignment, lease, license or otherwise, or mortgaged, pledged or otherwise encumbered, any of its intangible assets or properties, including without limitation its Proprietary Rights (as defined in Section 4.19);

        (h) Neither the Company nor the Subsidiary has mortgaged, pledged, or otherwise encumbered any of its tangible assets or properties;

        (i) Neither the Company nor the Subsidiary has disposed of, or agreed to dispose of, by sale, lease, license or otherwise, any tangible asset or property, except in the ordinary course of business consistent with past practice;

        (j) Neither the Company nor the Subsidiary has written off any debts, no debt has been released by the Company or the Subsidiary on terms that the debtor pays less than the book value of its debt, and no debt owing to either the Company or the Subsidiary has proved to any extent to be irrecoverable;

        (k) Neither the Company nor the Subsidiary has purchased or agreed to purchase or otherwise acquire any securities of any corporation, partnership, joint venture, firm or other entity;

        (l) Neither the Company nor the Subsidiary has made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary course of business consistent with past practice and, in any event, not in excess of (pound)6,000 for any single item or (pound)15,000 in the aggregate;

        (m) Neither the Company nor the Subsidiary has entered into any contract or commitment (whether in respect of capital expenditure or otherwise) on terms which will allow for less than full recovery by the Company or the Subsidiary of costs and overheads or which is of a long-term nature, or which involves or could involve an obligation in excess of (pound)10,000; and for this purpose a long-term contract or commitment is one which will not be performed in accordance with its terms within three months after the date it was entered into or undertaken or which is incapable of termination by the Company or the Subsidiary, as the case may be, on three months' notice or less;

        (n) Neither the Company nor the Subsidiary has adopted or amended any bonus, incentive, profit-sharing, stock option, stock purchase, pension, retirement, deferred-compensation, severance, life insurance, medical or other benefit plan, agreement, trust, fund or arrangement for the benefit of employees of any kind whatsoever, nor entered into or amended any agreement relating to employment, services as an independent contractor or consultant, or severance or termination pay, nor agreed to do any of the foregoing;

        (o) Neither the Company nor the Subsidiary has effected or agreed to effect any change in its directors, officers or any of those Company employees listed in Section 4.10 of the Disclosure Schedule;

        (p) Neither the Company nor the Subsidiary has effected or committed itself to effect any amendment or modification to its Memorandum or Articles of Association;

        (q) Neither the Company nor the Subsidiary has made any disposal or deemed disposal which might give rise to a liability for corporation tax on chargeable gains;

        (r) The businesses of the Company and the Subsidiary have not been materially or adversely affected by the loss of any source of supply which (i) in the financial year immediately preceding the Accounts Date accounted for five percent (5%) or more of aggregate amount paid by the Company or the Subsidiary in such period in relation to the goods, services or equipment supplied to the Company or the Subsidiary as appropriate, or (ii) was a supplier of goods, services or equipment to the Company or the Subsidiary in respect of which there is no other readily available source of supply by five percent (5%) or more or
(iii) is otherwise material to the business of the Company or the Subsidiary;

        (s) Neither the Company nor the Subsidiary has disposed of or agreed to dispose of any asset for a consideration payable by installments where any installment remains unpaid;

        (t) All cash and payments of any kind received by the Company or the Subsidiary have been credited to the relevant company's accounts with its bankers;

        (u) Each of the Company and the Subsidiary has paid its creditors in accordance with the same policy as that adopted throughout the financial year ended on the Accounts Date;

        (v) None of the assets of the Company or the Subsidiary has been diminished by the wrongful act of any person; and

        (w) There has not been any material change in the working capital requirements of either the Company or the Subsidiary.

Except as set forth in Section 4.10 of the Disclosure Schedule (relating to cash expended for the operations of the Company) and except for the effect of any transactions or actions taken with the prior written consent of Purchaser, the value of the net tangible assets of the Company and the Subsidiary as at Closing (as set forth in the Company's and the Subsidiary's accounting records) will not (subject to any adjustments shown in the Management Accounts) be less than as at the Accounts Date.

        4.11   Real Property.
               -------------

        (a)    The Property
               ------------

               (i) The Leasehold Property (the "Property") known as Unit 214 Cambridge Science Park, Milton Road, Cambridge is held pursuant to a Lease ("the Lease") dated 8th May 1992 and made between Equitable Life Assurance Society (the "Landlord") (1) and Computer Centre (Peterborough) Limited (2) for a term of 15 years from 25th March 1992 at an initial yearly rent of (pound)180,000, and a current yearly rent of the same amount, and subject to rent reviews at the end of the fifth and tenth years of the term it comprises the only real property in which the Company or the Subsidiary has an interest and which is used in connection with their business.

               (ii) The Property is occupied or used under the Lease and the terms of that lease permit occupation or use for a purpose appropriate to a Science Park in one or more of the following uses:

               (A) Scientific research with associated offices, restaurant, and support facilities and buildings ancillary to such purposes.

               (B) Scientific research associated with industrial production.

               (C) Light industrial production of a kind which is dependent on regular consultation with either or both of the following:

                      (1) The tenant's own research development and design staff established in the Cambridge Study Area,

                      (2) The scientific staff or facilities of Cambridge University or of local scientific institutions.

               (D) Ancillary buildings and works appropriate to the use of the demised premises as an integral part of a Science Park.

               (iii) The Subsidiary is the legal and beneficial owner of the Property.

        (b)    Encumbrances
               ------------

               (i) The Property is free from any mortgage, debenture, charge, or other encumbrance securing the repayment of monies or other obligation or liability of the Company or the Subsidiary and so far as the Company is aware of any other person.

               (ii) The Subsidiary has not created any further subtenancy or license of its interest in the Property and there are no persons other than the Company and the Subsidiary in occupation of the Property.

               (iii) So far as the Company is aware the Property is not subject to any outgoings other than the usual general rates and water rates and insurance premiums, rent and service charges reserved by the Lease.

               (iv) The Company is not aware that the Property is subject to any restrictive covenants, stipulations, easements, profits, or wayleaves, licenses, grants, restrictions, overriding interests or other rights vested in third parties, and has not entered into any agreement or commitment to give or create any of the foregoing.

               (v) So far as the Company is aware where any such matters as are referred to in the last four Warranties have been disclosed in the Disclosure Schedule, the obligations and liabilities imposed and arising under them on the Company and/or the Subsidiary have been fully observed and performed, and any payments in respect of them due and payable by the Company and/or the Subsidiary have been duly paid.

               (vi) The Property is not subject to any option, right of pre-emption or right of first refusal.

               (vii) No notice restricting the use and enjoyment of the Property by the Subsidiary has been received by the Subsidiary.

               (viii) So far as the Company is aware, there are no outstanding actions, disputes, claims or demands between the Subsidiary and any third party affecting the Property, or any boundary walls and fences, or with respect to any of the rights appurtenant to the Property as set out in the Lease.

        (c)    Planning Matters
               ----------------

               (i) The Property is not being or intended or required by the Company and the Subsidiary to be used other than for the permitted user thereof as defined in the Lease for the purposes of the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990 and the Planning (Consequential Provisions) Act 1990, the orders and regulations made thereunder and all legislation of a like nature (the "Planning Acts").

               (ii) So far as the Company is aware, planning permission has been obtained, or is deemed to have been granted, for the purposes of the Planning Acts with respect to all existing development on the Property.

               (iii) Building regulation consents have been obtained where necessary with respect to all development, alterations and improvements to the Property carried out by the Subsidiary.

               (iv) Insofar as it relates to the Property compliance is being made with the Agreement made under section 52 of the Town and Country Planning Act 1971 dated 26 June 1984 between South Cambridgeshire District Council (1) and the Master Fellows & Scholars of Trinity College (2) with respect to the Property.

               (v) So far as the Company is aware and except as described in the Disclosure Schedule the Company has satisfied any development charges, monetary claims and liabilities on the Company and/or the Subsidiary affecting the Property under the Planning Acts or any other such legislation.

        (d)    Statutory Obligations
               ---------------------

               (i) The Company and the Subsidiary have received no notice of any breach of any statutory or bye-law obligations in relation to the Property nor notice of any breach of any European Community regulations or directives in relation to the Property.

               (ii) The Company and the Subsidiary have received no notice of any outstanding and unobserved or unperformed obligation with respect to the Property necessary to comply with the requirements (whether formal or informal) of any competent authority exercising statutory or delegated powers.

        (e)    Condition of the Property
               -------------------------

               (i) The Company and the Subsidiary have received no notice of any breach of the covenants on its behalf contained in the Lease relating to the repair and maintenance of the Property.

               (ii) The Property has the benefit of the fire certificate which is listed in the Disclosure Schedule and the Company and the Subsidiary have received no notice of any breach of any of the conditions attached thereto.

        (f)    Leasehold Property
               ------------------

               (i) The Subsidiary has paid all rent and service charges demanded and has received no notice from the Landlord of any breaches of the covenants on its part and the conditions contained in the Lease and the last demand (or receipt for rent if issued) was unqualified and the Company and the Subsidiary have not received notice that the Landlord has any intention of forfeiting the Lease.

               (ii) All licenses, consents and approvals required of the Subsidiary from the Landlord and any superior landlord under the Lease where required have been obtained, and the covenants on the part of the tenant contained in such licenses, consents and approvals have been duly performed and observed by the Subsidiary.

               (iii) There are no rent reviews currently in progress under of the Lease, but the rent review due in 1997 has never been activated.

               (iv) The Company is not aware of any outstanding, unobserved or unperformed obligations necessary to comply with any notice or other requirement given by or on behalf of the Landlord under the Lease.

               (v) The Subsidiary has not served any notice on the Landlord claiming any breach by the Landlord of its obligations under the Lease, nor so far as the Company is aware is there any current dispute with the Landlord regarding the observance of obligations under the Lease (whether by the Landlord or the Company and/or the Subsidiary).

        (g)    Guarantees
               ----------

               There are no actual or contingent liabilities on the part of the Company or on the part of the Subsidiary arising directly or indirectly out of any agreement, lease, underlease, tenancy, sub- tenancy, conveyance, transfer, license or any other deed or document, including (but without limitation) any actual or contingent liability arising directly or indirectly out of:

               (i) any estate or interest held by the Company as original lessee or underlessee; or

               (ii) any guarantee given by the Company in relation to a lease or underlease; or

               (iii) any other covenant made by the Company in favor of any lessor or head lessor.

        4.12   Environmental Matters.
               ---------------------

        (a) To the knowledge of the Company and to the extent applicable to the Company's and the Subsidiary's operations and activities, the Company and the Subsidiary are, and at all times have been, in compliance with all applicable national or local statutes, orders, rules, ordinances, regulations, codes and policies and all judicial or administrative interpretations thereof (collectively, "Environmental Laws") relating to pollution or protection of the environment or occupational health and safety, including, without limitation, Environmental Laws relating to exposures, emissions, discharges, releases or threatened releases of Hazardous Substances (as defined below) into or on land, ambient air, surface water, groundwater, personal property or structures (including the protection, cleanup, removal, remediation or damage thereof), or otherwise related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of Hazardous Substances, or related to health and safety of employees and other persons, except where such non-compliance would not have an Adverse Effect. Neither the Company nor the Subsidiary has received any notice of any investigation, claim or proceeding against the Company or the Subsidiary relating to any violation or alleged violation on the part of the Company or the Subsidiary under any Environmental Law, and the Company is not aware of any fact or circumstance that could involve the Company or the Subsidiary as a party in any litigation, proceeding, investigation or claim under any Environmental Law. As used in this Agreement, "Hazardous Substances" means any pollutant, contaminant, material, substance, waste, chemical or compound that is regulated, restricted or prohibited by any Environmental Law or designated by any governmental agency to be hazardous, toxic, radioactive, biohazardous or otherwise a danger to health or the environment.

        (b) Neither the Company nor the Subsidiary has disposed of any Hazardous Substances on or about any properties at any time owned, leased or occupied by the Company or the Subsidiary in a manner that would give rise to liability of the Company or the Subsidiary under any Environmental Law. Neither the Company nor the Subsidiary has itself disposed of any materials at any site being investigated or remediated for contamination or possible contamination of the environment.

        (c) To the knowledge of the Company, the Company and the Subsidiary have all permits, licenses and approvals required by Environmental Laws for their use and occupancy of, and for all their operations and activities conducted on, the Properties, and to the knowledge of the Company each of the Company and the Subsidiary is in full compliance with all such permits, licenses and approvals, except where such non-compliance would not have an Adverse Effect.

        4.13   Taxes.
               -----

        (a) Each of the Company and the Subsidiary has filed all Tax Returns (as defined below) that it was required to file within the requisite time limits and so far as the Company and the Subsidiary are aware all such Tax Returns were correct and complete in all material respects and were properly made. Each of the Company and the Subsidiary has paid all Taxes (as defined below) that are shown to be due on any such Tax Returns within the time limits set out by law and the provisions and reserves for Taxes set forth in the Accounts are sufficient to pay all unpaid Taxes of the Company or the Subsidiary attributable to all periods ended on or before the Accounts Date, and all Taxes attributable to the period from and after the Accounts Date and continuing through the Closing Date are attributable to the operation of the Company and the Subsidiary in the ordinary course of business of the Company and the Subsidiary. The amount of the provision for deferred Tax in respect of the Company and the Subsidiary contained in the Accounts was calculated in accordance with the accountancy practices generally accepted in the United Kingdom and commonly adopted by companies carrying on businesses similar to those carried on by the Company and the Subsidiary. All Taxes that the Company or the Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Taxation Authority.

        (b) For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies, duties, imposts or other similar assessments or liabilities, including without limitation income, corporation, PAYE, capital gains, value added taxes, and customs duties and excise duties (but excluding stamp duty) imposed by the United Kingdom, Germany or any jurisdiction elsewhere in the world, and any interest, fines or penalties resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and "Taxation" shall be construed accordingly. For purposes of this Agreement, "Tax Returns" means all returns, declarations, notices, clearances, or other information required to be supplied to a Taxation Authority in connection with Taxes, and "Taxation Authority" means the Inland Revenue, HM Customs and Excise and any other governmental, state, federal or other fiscal, revenue customs or excise authority, department, agency, body or office whether in the United Kingdom or elsewhere in the world having authority or jurisdiction to impose or assess in relation to the Company or the Subsidiary for any Taxes.

        (c) The Company and the Subsidiary have delivered to Purchaser correct and complete copies of all income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company and the Subsidiary, and Section 4.13 of the Disclosure Schedule contains a list identifying all such copies so delivered. No investigation or other inquiry of any Tax Returns of the Company or the Subsidiary by any Taxation Authority is currently in progress or, to the knowledge of the Company, threatened or contemplated. There are no matters likely to affect the liability of the Company or the Subsidiary (whether accrued, contingent or future) to taxation of any nature whatsoever or to other sums imposed, charged, assessed, levied or payable or withdrawal of any relief are disputed with the relevant tax authorities. Neither the Company nor the Subsidiary is under any liability to pay any fine, penalty or interest charge by virtue of the provisions of the Taxes Management Act 1970 or Value Added Tax Act 1994 or similar provisions in other countries.

        (d) The amount of tax chargeable to the Company and the Subsidiary during any accounting period ending before the Accounts Date was not dependent on any concession, agreement or other formal arrangement with any Taxation Authority where such concessions, agreements, or arrangements are in writing.

        (e)    Since the Accounts Date and before the Closing:

               (i) no accounting period of the Company or the Subsidiary has ended;

               (ii) to the knowledge of the Company, no disposal has taken place or other event occurred which will or may have the effect of crystallizing a liability to Taxation which should have been included in the provision for deferred Taxation contained in the Accounts if such disposal or other event had been planned or predicted at the Accounts Date; and

               (iii) neither the Company nor the Subsidiary has been a party to any transaction for which any tax clearance provided for by statute has been obtained or was available.

        (f) Each of the Company and the Subsidiary is a registered and taxable person for the purposes of value added tax, has complied with the requirements of the Value Added Tax Act 1994 and all applicable regulations or notices made or issued thereunder, is not in arrears with any payments or returns due, has maintained in all material respects full, complete, correct and up to date records, invoices and other documents (as the case may be) appropriate or requisite for the purposes thereof, and has not been required by the Commissioners of Customs and Excise to give security.

        (g) Neither the Company nor the Subsidiary is, and neither has at any time been or been treated as, a member of a group of companies or consortium or associated with any company other than the Company or the Subsidiary for the purposes of Section 43 of the Value Added Tax Act 1994 and no application for it to be so treated has at any time been made.

        (h) Each of the Company and the Subsidiary has properly operated the Pay As You Earn System and has deducted tax as required by law from all payments from which it is required to deduct tax whether made to its employees or ex-employees or any persons required to be treated as such and accounted to the Inland Revenue therefor and for all tax chargeable on benefits provided for officers and employees.

        (i) All National Insurance contributions (both employer's and employee's) in respect of employees, officers of the Company and the Subsidiary and any person(s) who should have been treated as such for these purposes have been duly paid.

        (j) Save as disclosed in the Tax Returns, since the Accounts Date, neither the Company nor the Subsidiary has made and neither the Company nor the Subsidiary is under a contractual obligation or future liability to make or provide any individual payment or consideration in excess of (pound)2,500 which could be disallowed as a deduction in computing the profits of the Company or the Subsidiary or as a charge on the Company's or the Subsidiary's income for taxation purposes.

        (k) To the knowledge of the Company, neither the Company nor the Subsidiary has made any borrowings in a foreign currency such that on repayment a charge to corporation tax might arise on any profit or gain accruing in relation or by reference to any such repayment.

        (l) On a sale of any fixed asset (including, without limitation, machinery and plant) at the value thereof shown in the Accounts no balancing charge for the purposes of the Capital Allowances Act 1990 will be incurred which has not been taken into account for deferred tax purposes in accordance with the accountancy practices generally accepted in the United Kingdom and commonly adopted by companies carrying on businesses similar to those carried on by the Company or Subsidiary. Since the Accounts Date, neither the Company nor the Subsidiary have entered into any transactions in respect of which capital allowances may be restricted or disallowed.

        (m) Except to the extent there is a deferred tax provision the book value of each of the chargeable assets for capital gains purposes of the Company and the Subsidiary in, or adopted for the purpose of, the Accounts does not exceed the amount deductible pursuant to Section 38 of the Taxation of Chargeable Gains Act 1992 ("TCGA") and is such that on the disposal or deemed disposal of the assets (or any of them) at that value no chargeable gain would arise, accrue or crystallize in accordance with the accountancy practices generally accepted in the United Kingdom and commonly adopted by companies carrying on businesses similar to those carried on by the Company and the Subsidiary.

        (n) To the knowledge of the Company, neither the Company nor the Subsidiary has made any disposal which has required or would or might require any computation under Section 42 of the TCGA.

        (o) Neither the Company nor the Subsidiary has to the knowledge of the Company disposed of or acquired (whether or not to the knowledge of the Company) any asset such that Section 17 or Section 18 of the TCGA might apply in determining the consideration given or received on such disposal or acquisition.

        (p) Neither the Company nor the Subsidiary has been a party to or involved in any scheme effected or arrangement made whereby on a disposal of an asset by the Company or the Subsidiary Sections 29 and 30 of the TCGA may be applicable. Neither the Company nor the Subsidiary have, and will not on Closing have, any distributable profits which would be chargeable profits as defined in
Section 31 of the TCGA if a disposal within Section 30 of the TCGA were to take place on or after Closing.

        (q) Neither the Company nor the Subsidiary has made any claim under the provisions of any of Sections 152(1) or 153 of the TCGA or Section 165 of the TCGA or Section 175 of the TCGA.

        (r) Neither the Company nor the Subsidiary has been a party to or a member of a group of companies which has undertaken any share for share exchange, any scheme of amalgamation or reconstruction such as are mentioned in Sections 135 or 136 of the TCGA or Section 139 of the TCGA or Section 343 of the ICTA, or exempt distribution as defined in Section 214(4) of the ICTA.

        (s) No asset of either the Company or the Subsidiary shall be deemed under Section 179 of the TCGA 1992 to have been disposed of and reacquired by virtue of or in consequence of the entry into or performance of this Agreement or any other event since the Accounts Date.

        (t) To the knowledge of the Company, neither the Company nor the Subsidiary has received any asset by way of gift as mentioned in Section 282 of the TCGA.

        (u) To the knowledge of the Company, no distribution within the meaning of any of Sections 209, 210, 211 and 418 of the Taxes Act 1988 has been made or will be deemed to have been made by the Company or the Subsidiary (except for dividends and interest shown in the Accounts and the previous audited accounts of the Company or the Subsidiary) nor has the Company or the Subsidiary issued any securities within the meaning of Part VI of the Taxes Act 1988 which remain in issue and where the interest payable thereon falls to be treated as a distribution.

        (v)    Neither the Company nor the Subsidiary has at any time:

               (i) reduced its share capital or repurchased, repaid or redeemed shares of any class of its share capital or capitalized any profits or reserves or share premium account in the form of, or in paying up any amounts unpaid on, any shares, debentures or other securities or agreed or resolved to do any of the foregoing; or

               (ii) provided capital to any company on terms whereby the company so capitalized has in consideration thereof issued shares, loan stock or other securities where the terms of any such capitalization were otherwise than by way of a bargain made at arms' length or where the shares, loan stock or other securities acquired are shown in the Accounts at a value in excess of their market value at the time of acquisition; or

               (iii) issued any share capital to which the provisions of Section 249 ICTA could apply nor owns any such share capital.

        (w) To the knowledge of the Company, neither the Company nor the Subsidiary has entered into any transaction which has given or will or may give rise to a charge to taxation under the provisions of the Inheritance Tax Act 1984.

        (x) All documents in the possession of the Company and the Subsidiary to which the Company or the Subsidiary, as appropriate, is a party which are necessary to prove the title of the Company or the Subsidiary to its assets or by virtue of which the Company or the Subsidiary has any right have been properly stamped and for the avoidance of doubt this includes adjudication if appropriate and no such documents which are outside the United Kingdom would attract stamp duty if they were brought into the United Kingdom and all transactions to which the Company and the Subsidiary are/were a party and relating to chargeable securities of the Company or the Subsidiary have been completed by duly stamped documents of transfer within the meaning of Section 87(5) of the Finance Act 1986 and neither the Company nor the Subsidiary is liable to stamp duty reserve tax.

        (y) Neither the Company nor the Subsidiary is under any present or future liability to make and has not since the Accounts Date made or received or surrendered or purported to receive or surrender any amount by way of group relief (under any of the provisions of Sections 402, 403 and 407 to 413 (inclusive) of the ICTA or by way of advance corporation tax (under Section 240 of the ICTA) nor made any payment for such surrender nor made any election under
Section 247 of the ICTA. All claims by the Company and the Subsidiary for group relief were valid when made and are now, to the knowledge of the Company, valid. There is no arrangement or agreement in existence which, whether or not taken together of the entry into of this Agreement or the Closing, would or may result in the provisions of Section 410 or Section 240(11) of the ICTA applying to either the Company or Subsidiary. Neither the Company or Subsidiary have received any payment in respect of group relief or the surrender of Advance Corporation Tax which, whether or not as a result of the entry into of this Agreement or the Closing, is or may be liable to be refunded in whole or in part.

        (z) Neither the Company nor the Subsidiary is under any actual liability to taxation in respect of any other company (other than the Company or the Subsidiary) which at any time has been a member of the same group or consortium as the Company and the Subsidiary or any associated company of the Company and the Subsidiary for taxation purposes. No Taxation is or may become payable by the Company or the Subsidiary pursuant to Section 189 of the TCGA in respect of any transaction or event occurring on or prior to Completion.

        (aa) To the knowledge of the Company no consideration due to the Company or the Subsidiary have become irrecoverable with the meaning of Section 48 of the TCGA so as to entitle either the Company or the Subsidiary to an adjustment.

        (ab) There are no disputes or negotiations with H.M. Treasury or the Inland Revenue present or pending in connection with Sections 739 to 742 (inclusive) of the ICTA or Section 770 of the ICTA and neither the Company nor the Subsidiary has transferred part or all of any trade carried on outside the United Kingdom to a company not resident in the United Kingdom.

        (ac) Neither the Company nor the Subsidiary is a party to any transaction or arrangement under which it may be required to pay for any asset or any services or facilities of any kind or amount which is in excess of the market value of that asset or services or facilities or will receive any payment for an asset or any services or facilities of any kind that it has supplied or provided or is liable to supply or provide which is less than the market value of that asset or services or facilities.

        (ad) Each of the Company and the Subsidiary has at all times been resident for taxation purposes in the United Kingdom, is not chargeable to tax or similar duties or imposts in any jurisdiction other than the United Kingdom and has not made and is not entitled to make any claim under Part XVIII of the ICTA and has never had any permanent establishment in any other country.

        (ae) To the knowledge of the Company, neither the Company nor the Subsidiary has entered into or been a party to any scheme or arrangement containing pre-ordained steps and designed wholly for the purposes of avoiding or deferring taxation within the principle of Furniss v. Dawson and no scheme or transaction of any nature has been carried out by or proposed in relation to the Company or the Subsidiary which has given rise to a charge to taxation under
Part XVII of the ICTA.

        (af) Neither the Company nor the Subsidiary is, nor has been at any time since incorporation, a close company for taxation purposes.

        4.14   Employees.
               ---------

        (a) A complete and accurate list setting forth all employees, scientific advisors, contractors and consultants of the Company and the Subsidiary as of the date hereof, together with their titles or positions, dates of hire, regular work location and current compensation, current salary and benefits, age, notice period, confidentiality obligations and all other terms and conditions of employment or engagement, including any additional terms and conditions of employment or engagement, whether contained in a Company or staff handbook or otherwise, is included in Section 4.14(a) of the Disclosure Schedule.

        (b) Section 4.14(b) of the Disclosure Schedule sets forth all employment contracts or other agreements between the Company or the Subsidiary and any officer or, employee or any other scientific advisor, contractor, consultant or person relating to the performance of services, and copies of all such agreements have been delivered to Purchaser.

        (c) There are no outstanding offers of employment or engagement made to any person by the Company or the Subsidiary and there is no one who has accepted an offer of employment or engagement made by the Company or the Subsidiary who has not yet taken up that employment or engagement.

        (d) No director, employee, scientific advisor, contractor or consultant of the Company or the Subsidiary:

               (i) has given or received notice terminating his or her employment or engagement or altering its terms, and no such person will be entitled as a result of the entering into of this

        Agreement and the sale of the Company Shares to Purchaser to give notice of termination or to claim for any payment or benefit or to treat himself as being released from any obligation and, to the actual knowledge of the Company, no such person is planning to terminate his or her employment as of or shortly after the Closing; or

               (ii) is currently on sick leave which (as of the date of this Agreement) has been for more than 14 consecutive days; or

               (iii)  is currently on maternity leave.

        (e) As of the Management Accounts Date, there were no outstanding arrears of salary, wages, holiday pay or other remuneration due to any director, consultant, employee, contractor or scientific advisor of the Company or the Subsidiary other than as set forth in the Management Accounts.

        (f) Except as set forth in Section 4.14(f) of the Disclosure Schedule, since the Management Accounts Date (i) no change has been made in the rate or basis of remuneration, fee or other benefits provided for or paid to any director, consultant, employee, contractor or scientific advisor of the Company or the Subsidiary and (ii) no change has been made in any other terms of employment or engagement of any such director, consultant, employee, contractor or scientific advisor.

        (g) Neither the Company nor the Subsidiary has entered into any agreement or given any assurance (whether legally binding or not) regarding any future variation in any contract of employment or other agreement in respect of any of their directors, employees, consultants, contractors or scientific advisors or any agreement imposing an obligation on the Company or the Subsidiary to increase the basis and/or rates of remuneration or payment and/or the provision of other benefits to or on behalf of its directors, employees, consultants, contractors or scientific advisors at any future date.

        (h) All employees of the Company and the Subsidiary who require a work permit will have a valid work permit in force at the Closing.

        (i) Within the period of twelve months prior to the date of this Agreement the Company has not been a party to any relevant transfer as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981 (as amended) nor has the Company failed to comply with any duty to inform and consult any appropriate representatives of any employees pursuant to such legislations.

        (j) Neither the Company nor the Subsidiary is liable to pay any industrial levy nor do they have any outstanding undischarged liability to pay any governmental or regulatory authority in any jurisdiction, other than as provided in the Accounts, nor any taxation, contribution or other impost arising in connection with the employment or engagement by the Company or the Subsidiary of employees, directors, consultants, contractors, or scientific advisers, other than Pay As You Earn in the United Kingdom in respect of employees and Value Added Tax in respect of consultants, contractors and advisors registered for Value Added Tax.

        (k) The Company is not aware of any facts or matters affecting any employee of the Company or the Subsidiary which might reasonably be considered grounds for dismissing such employee or warning such employee that the continuation of any conduct or behavior may lead to dismissal.

        (l) No grievance or complaint of sex, race or disability discrimination, whether formal or informal, is pending in an administrative or litigation proceeding nor, to the Company's knowledge, has been raised by any employee, director or consultant or former employee, director or consultant of the Company or the Subsidiary in the twelve months prior to Closing.

        (m) Neither the Company nor the Subsidiary has made any loans to or entered into any credit transaction with any of its directors or to any employee.

        (n) Other than the Company's 1996 Unapproved Company Share Option Plan (the "Company Option Plan"), a copy of which has been delivered to Purchaser, neither the Company nor the Subsidiary has any deferred compensation, pension, health, profit sharing, bonus, stock purchase, stock option, hospitalization, insurance, severance, redundancy, workers' compensation, supplemental unemployment benefits, vacation benefits, disability benefits, or any other employee benefit or otherwise) or welfare benefit plan or obligation covering any of its officers or employees ("Employee Plans") or any informal understanding with respect to the foregoing.

        (o) The Company Option Plan has been maintained in material compliance with its governing rules or terms, and all applicable requirements as to the filing of reports, documents and notices with governmental or regulatory agencies and the furnishing of documents to participants or beneficiaries have been satisfied. No employee, former employee or relative or dependent of such employee or other participants in the Company Option Plan has made any claim against the Company or the Subsidiary in respect thereof.

        (p) Neither the Company nor the Subsidiary has entered into any union membership, security of employment, redundancy, recognition or other collective agreement (whether legally binding or not) with a trade union, works council, staff association, employee representatives or other organization or body of employees, nor has the Company or the Subsidiary done any act which might be construed as recognition.

        (q) There are no controversies or labor or trade disputes or union organization activities pending or, to the knowledge of the Company, threatened between the Company or the Subsidiary and any of their respective employees nor are there facts known to the Company which might indicate that there may be any such dispute or activities.

        (r) To the actual knowledge of the Company, none of the employees of the Company or the Subsidiary belongs to any union or collective bargaining unit or is represented by any works council, staff association or other body representing employees relating to their activities as employees of the Company or the Subsidiary.

        (s) Each of the Company and the Subsidiary has complied with its obligations under all applicable foreign, state and federal equal employment opportunity and other laws and regulations related to employment or working conditions including, but not limited to, the Equal Pay Act 1970, Article 119 of the Treaty of Rome, the Sex Discrimination Act 1975, the Race Relations Act 1976, the Trade Union and Labour Relations (Consolidation) Act 1992, the Trade Union Reform and Employment Rights Act 1993, the Disability Discrimination Act 1995 and the Employment Rights Act 1996.

        4.15   Compliance with Law.
               -------------------

        (a) All licenses, franchises, permits, approvals, clearances, consents, certificates and other evidences of authority of the Company and the Subsidiary that are necessary for the carrying on of their respective businesses ("Permits") are in full force and effect and, to the knowledge of the Company, neither the Company nor the Subsidiary is in violation of any Permit in any material respect. The Permits are not subject to any unusual or onerous conditions. The businesses of the Company and the Subsidiary have been conducted in accordance with their respective Memoranda and Articles of Association and, except where such non-compliance would not have an Adverse Effect, all applicable laws, regulations, orders and other requirements of governmental authorities (whether in the United Kingdom or any other jurisdiction).

        (b) To the knowledge of the Company, there are no investigations, proceedings, inquiries, communications or other circumstances which indicate that any Permits may be revoked, cancelled, superseded, modified or not renewed.

        (c) No outstanding notices in relation to any statutory obligation have been served on either the Company or the Subsidiary in respect of any of its assets or in respect of any contravention or non-compliance with or alleged contravention or non-compliance with any obligation or otherwise.

        (d) Neither the Company nor the Subsidiary is a party to any agreement, arrangement or concerted practice and is not carrying on any practice which in whole or in part:

               (i) is or requires to be registered under the Restrictive Trade Practices Act 1976;

               (ii) contravenes Articles 85 or 86 of the Treaty of Rome or Articles 53 or 54 of the Agreement constituting the European Economic Area or which has been notified to the European Commission or EFTA Surveillance Authority for a negative clearance or exemption or which ought to have been so notified;

               (iii) contravenes or is invalidated by the provisions of the Resale Prices Act 1976;

               (iv) constitutes an anti-competitive practice as defined in the Competition Act 1980;

               (v) contravenes the Fair Trading Act 1973 or the Data Protection Act 1984; or

               (vi) contravenes or is invalidated by any anti-trust, fair trading, consumer protection, sectoral regulation or similar legislation in any jurisdiction where the Company or the Subsidiary has any assets or carries on business.

        (e) Neither the Company nor the Subsidiary has been a party to any acquisition, merger or joint venture which was or was required to be notified to the European Commission under Council Regulation 4064/89 or to the EFTA Surveillance Authority or the European Commission under Article 57 of the Agreement constituting the European Economic Area.

        (f) To the knowledge of the Company, there is not in existence any practice of the Company or the Subsidiary which is or has been under investigation by or on behalf of the Office of Fair Trading, the Monopolies and Mergers Commission, the Secretary of State for Trade and Industry or the

Commission of the European Communities or the EFTA Surveillance Authority or any authority having jurisdiction in anti-trust, monopoly, competition or consumer protection matters.

        (g) Neither the Company nor the Subsidiary has received any process, notice or communication (formal or informal) by or on behalf of the Office of Fair Trading, the Monopolies and Mergers Commission, the Secretary of State for Trade and Industry, the Commission of the European Communities or the EFTA Surveillance Authority or any authority having jurisdiction in anti-trust, monopoly, competition or consumer protection matters in relation to any aspect of the business of the Company or the Subsidiary or any agreement or arrangement to which it is or is alleged to be a party, and no circumstances exist which may or might give rise to the Company or the Subsidiary receiving any such process, notice or communication.

        (h) Neither the Company nor the Subsidiary is, nor has it been, in receipt of any state aid within the meaning of Article 92 of the Treaty of Rome.

        (i) To the knowledge of the Company, there have not been and are not pending, or in existence, any investigations or inquiries by, or on behalf of, any governmental or administrative or other body in respect of any of the affairs of the Company or the Subsidiary.

        (j) Neither the Company nor the Subsidiary has paid any commission or made any payment whether to secure business or otherwise to any person, firm or company which in the hands of such person, firm or company would in accordance with the relevant law give rise to legal liability.

        (k) No director, officer, agent, employee or other person acting on behalf of the Company or the Subsidiary has been party to the use of any assets of the Company or the Subsidiary for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political or other activity, or to the establishment or maintenance of any unlawful or unrecorded fund of monies or other assets, or to the making of any false or fictitious entries in the books or records of the Company or the Subsidiary, or to the making of any unlawful payment.

        (l) All statements and declarations made to HM Customs & Excise or any other customs authority, including all import declarations, made by or on behalf of the Company or the Subsidiary have been true, complete and accurate in all material respects.

        4.16 Litigation. There is no claim, dispute, action, proceeding, notice,
             ----------
order, suit, appeal or investigation, at law or in equity, pending or, to the knowledge of the Company, threatened, against the Company or the Subsidiary or any pension scheme of either the Company or the Subsidiary or any of their respective directors, officers, employees, former employees or agents, or involving any of their respective assets or properties, before any court, agency, authority, arbitration panel or other tribunal. The Company is not aware that there are any facts which, if known to shareholders, customers, suppliers, governmental authorities or other persons, would result in any such claim (other than customary and normal returns of product in the ordinary course of business consistent with past practice), dispute, action, proceeding, suit or appeal or investigation that would have or would reasonably be likely to have a material adverse effect on the Company or the Subsidiary. Neither the Company nor the Subsidiary is subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is the Company or the Subsidiary in default with respect to any notice, order, writ, injunction or decree.

        4.17 Contracts. Section 4.17 of the Disclosure Schedule contains a
             ---------
complete and accurate list of each contract and agreement in the following categories to which the Company or the Subsidiary is a party, or by which the Company or the Subsidiary is bound in any respect: (a) agreements for the purchase, sale, lease or other disposition of equipment, goods, materials, supplies, or capital assets, or for the performance of services which are not terminable without penalty on 30 days' notice and as to which there are obligations remaining to be performed by the Company or the Subsidiary, in any case involving more than (pound)7,500; (b) contracts or agreements for the joint performance of work or services, and all other joint venture, collaboration, research, or other agreements, and grant requests or proposals for research and development contracts not otherwise listed in Section 4.14 of the Disclosure Schedule or in the Intellectual Property Disclosure Schedule (as defined in
Section 4.19); (c) management or employment contracts, consulting or scientific advisory contracts, collective bargaining contracts, termination and severance agreements not otherwise listed in Section 4.14 of the Disclosure Schedule; (d) notes, mortgages, deeds of trust, loan agreements, security agreement, guarantees, debentures, indentures, credit agreements and other evidences of indebtedness; (e) warrants, repurchase or other contracts or agreements relating to the issuance of capital stock or other equity interests of the Company or the Subsidiary; (f) contracts or agreements with third parties who act as agents, brokers, consignees, sale representatives or distributors; (g) contracts or agreements with any director, officer, employee, consultant or shareholder (other than in their capacities as employees of the Company) not otherwise listed in Section 4.14 or Section 4.23 of the Disclosure Schedule; (h) powers of attorney or similar authorizations granted by the Company or the Subsidiary to third parties; (i) licenses, sublicenses, royalty agreements and other contracts or agreements to which the Company or the Subsidiary is a party, or otherwise subject, relating to technical assistance or to Proprietary Rights not otherwise set forth in the Intellectual Property Disclosure Schedule; (j) personal property or capital equipment leases and other rental, use or service arrangements of the Company or the Subsidiary involving payment obligations in excess of (pound)25,000 and which cannot be terminated without penalty on 30 days' notice; and (k) other contracts material to the business of the Company.

        There are no other outstanding agreements, arrangements or contracts to which either the Company or the Subsidiary is a party in any of the foregoing categories, other than those attached to the Disclosure Schedule. Section 4.17 of the Disclosure Schedule sets forth a summary, identifying the parties and briefly stating the nature of the discussions, of any negotiations or offers or the like that are reasonably likely to result in the Company or the Subsidiary entering into any agreement or arrangement of a kind described in this Section.

        Neither the Company nor the Subsidiary has nor, to the knowledge of the Company, has any of the employees of the Company or the Subsidiary entered into any contract or agreement containing covenants limiting the right of the Company or the Subsidiary to compete in any business or with any person. As used in this Agreement, the terms "contract" and "agreement" include every contract and agreement, and every legally enforceable commitment, understanding and promise, in each case whether written or oral.

        4.18   No Default.
               ----------

        (a) To the knowledge of the Company, each of the contracts, agreements or other instruments listed in Sections 4.14, 4.17, 4.19 and 4.23 of the Disclosure Schedule is a legal, binding and enforceable obligation by or against the Company or the Subsidiary, as the case may be, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. To the knowledge of the Company, no party with whom the Company or the Subsidiary has an agreement or contract is in default thereunder or has breached any term or provision thereof which is material to the conduct of the business of the Company or the Subsidiary, as the case may be.

        (b) Neither the Company nor the Subsidiary has assigned or licensed any of its rights under, and each of the Company and the Subsidiary has performed, or is now performing, the obligations of, and each of the Company and the Subsidiary is not in material default (or would by the lapse of time and/or the giving of notice be in default) in respect of, any contract, agreement or commitment binding upon it or its assets or properties and material to the conduct of its business. No third party has notified the Company or the Subsidiary of any claim, dispute or controversy with respect to any of the contracts of the Company or the Subsidiary, as the case may be, nor has the Company or the Subsidiary received notice or warning of alleged nonperformance, delay in delivery or other noncompliance by the Company or the Subsidiary, as the case may be, with respect to its obligations under any of those contracts, nor, to the knowledge of the Company as of the date hereof, are there any facts which exist indicating that any of those contracts may be totally or partially terminated or suspended by the other parties thereto.

        4.19   Proprietary Rights.
               ------------------

        (a) Section 4.19 of the Disclosure Schedule sets forth a complete and accurate list (the "Intellectual Property Disclosure Schedule") of all patents and applications for patents, trademarks, trade names, service marks, and copyrights, and applications therefor, owned or used by the Company or the Subsidiary or in which it has any rights or licenses. Such list specifies, as applicable: (i) the title of the patent, trademark trade name, service mark, copyright or application therefor; (ii) the jurisdiction by or in which such patent, trademark, trade name, service mark or copyright exists and has been issued or registered or in which an application has been filed, including the registration or application numbers; and (iii) all Licenses (copies of which have been delivered to Purchaser). For the purposes of this Agreement, "Licenses" means all licenses, sub-licenses, agreements, permissions, undertakings and understandings pursuant to which any third party is licensed or authorized to use any Proprietary Rights (as defined below) of the Company or the Subsidiary or pursuant to which the Company or the Subsidiary is authorized to use the Proprietary Rights of any third party (but not including any off-the-shelf shrink wrap license) and "Licensors" means the licensors under the Licenses.

        (b) The Company has delivered to Purchaser, and the Intellectual Property Disclosure Schedule sets forth a complete and accurate list of, all agreements of the Company and the Subsidiary (other than the employment agreements referred to in Section 4.19(h) below) by which any officer, employee or consultant of the Company or the Subsidiary has assigned or conveyed to the Company or the Subsidiary title and ownership to patents, patent applications, trade secrets, and inventions developed or used by the Company or the Subsidiary in their respective businesses.

        (c) Each of the Company and the Subsidiary owns or possesses or has the right to obtain valid and enforceable licenses or other rights to use all patents, trademarks, trade secrets, service marks, trade names, copyrights, inventions, products and processes under development, databases, drawings, designs, proprietary know-how or information, other confidential information, or other rights with respect thereto (collectively referred to as "Proprietary Rights"), used or currently proposed to be used in the business of the Company or the Subsidiary and material to the conduct of their respective businesses as they have been and are now being conducted; provided that, with respect to patents and trademarks the foregoing representation is only made to the knowledge of the Company. The Company or the Subsidiary has the rights to use, sell, license, sublicense, assign, transfer, convey or dispose of such Proprietary Rights and the products, processes and materials covered thereby, except as the rights of the Company or the Subsidiary may be limited under the terms of their respective Licenses to third-party Proprietary Rights.

        (d) To the knowledge of the Company, the operations of the Company and the Subsidiary do not conflict with or infringe, and no one has asserted to the Company or the Subsidiary that such operations conflict with or infringe, any Proprietary Rights owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeals pending against the Company or the Subsidiary with respect to any Proprietary Rights, and, to the knowledge of the Company, none has been threatened against the Company or the Subsidiary. To the knowledge of the Company, there are no facts or alleged facts which would reasonably serve as a basis for any claim that the Company or the Subsidiary does not have the right to use and to transfer the right to use, free of any rights or claims of others, all Proprietary Rights in the development, manufacture, use, sale or other disposition of any or all products or services presently being used, furnished or sold in the conduct of the business of the Company or the Subsidiary as it has been and is now being conducted. To the knowledge of the Company, the Proprietary Rights referred to in the preceding sentence are free of any unresolved ownership disputes with respect to any third party and to the knowledge of the Company there is no unauthorized use, infringement or misappropriation of any of such Proprietary Rights by any third party, including any employee or former employee of the Company or the Subsidiary, nor, to the knowledge of the Company, is there any breach of any license, sublicense or other agreement authorizing another party to use such Proprietary Rights. Neither the Company nor the Subsidiary has entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any such Proprietary Right.

        (e) The Company has delivered to Purchaser a complete file history of the Company's patents and patent applications, and there are no other proceedings before any patent or trademark authority or otherwise relating to Proprietary Rights owned or used by the Company or the Subsidiary to which the Company or the Subsidiary is a party. The Company or the Subsidiary has the exclusive right to file, prosecute and maintain any such applications for patents, copyrights or trademarks and the patents and registrations that issue therefrom.

        (f) Each of the Company and the Subsidiary has taken all measures it deems reasonable and appropriate to maintain the confidentiality of the Proprietary Rights used or proposed to be used in the conduct of its business the value of which to the Company and the Subsidiary is contingent upon maintenance of the confidentiality thereof. Without limitation, each of the Company and the Subsidiary has complied in all material respects with all express and/or implied obligations of confidentiality in relation to Proprietary Rights owned by third parties.

        (g) Each of the Company and the Subsidiary has secured valid written assignments from all consultants and employees who contributed to the creation or development of the Company's or the Subsidiary's Proprietary Rights of the rights to such contributions that the Company or the Subsidiary does not already own by operation of law and no employee or consultant retains any interest or right in relation to such Proprietary Rights.

        (h) Each employee and officer of and consultant to the Company and the Subsidiary has executed an employment agreement (each of which is listed in Section 4.14 of the Disclosure Schedule) containing nondisclosure and similar terms. To the knowledge of the Company, no employee or officer of or consultant to the Company or the Subsidiary is in violation of any term of any employment contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee or consultant with the Company, the Subsidiary or any previous employer (including without limitation any academic institution).

        4.20   Computer System and Software.
               ----------------------------

        (a) Each of the Company and the Subsidiary is the beneficial owner free from Encumbrances or is the lessee of all the items of equipment, hardware, firmware and accessories relating to the Computer System and no other person (other than the lessor, as applicable) has any claims or rights in respect thereof. For the purposes of this Agreement, "Computer System" means the computer systems, including all its equipment, hardware, firmware, software and accessories used in the business of the Company and/or the Subsidiary.

        (b) Except in respect of Software licensed from third parties that is listed in the Intellectual Property Disclosure Schedule, the Company is the beneficial owner free from Encumbrances of all Software and all Software was either developed by the Company's or the Subsidiary's employees in the course of their employment or by third parties pursuant to agreements under which all rights in the Software are vested in the Company or the Subsidiary as appropriate. For the purposes of this Agreement, "Software" means all computer programs and all related object code and source code and databases used by the Company and the Subsidiary in connection with their business.

        (c) Insofar as any Software has been licensed by the Company or the Subsidiary from any third parties:

               (i) each of the Licenses is in full force and effect and entitles the Company or the Subsidiary to operate the relevant Software in the way in which the Company or the Subsidiary has operated it prior to the date of this Agreement;

               (ii) neither the Company nor the Subsidiary is in dispute with any Licensor and has not done, or omitted to do, any act which might entitle any Licensor to terminate any of the Licenses.

        (d) There are in existence maintenance and support agreements in respect of all equipment, hardware, furniture, software and accessories used in the Computer System, and neither the Company nor the Subsidiary has done, or omitted to do, any act which might entitle the provider of the maintenance and support services to terminate such agreements or to withhold or refuse to supply any services thereunder; and neither the Company nor the Subsidiary is in dispute with such provider regarding its maintenance and support obligations.

        (e) The Computer System comprises equipment, hardware, firmware, software including source code and object code, supporting materials and accessories which are necessary to enable the Company and the Subsidiary to carry on their respective businesses in the same manner and to the same extent as they have been carried on prior to Closing and the rights to use the Computer System or any part thereof will not be adversely affected by the transactions effected by this Agreement.

        4.21 Insurance. The Company and the Subsidiary and all of their
             ---------
respective assets are insured against such risks and in such sums as are disclosed in the Disclosure Schedule. All premiums due in respect of such insurances have been fully paid or have been paid in accordance with the obligations stated in the insurance policies; and the next renewal date for each of such insurances is a date at least 30 days after the date of Closing. To the Company's knowledge, nothing has been done or omitted to be done which could make any policy of insurance void or voidable, or which is likely to result in an increase in premium; and none of such insurances is subject to any special or unusual terms or restrictions or to the payment of any premium in excess of the normal rate. To the Company's knowledge, (i) each such insurance policy is enforceable and in full force and effect; (ii) such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; (iii) neither the Company nor the Subsidiary is in breach or default (including with respect to the payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; and (iv) neither the Company nor the Subsidiary has received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. There are no claims arising against the Company or the Subsidiary by an employee, a worker or any other third party, in respect of any accident or injury, and to the Company's knowledge there are no unreported accidents or incidents that would give rise to such a claim, which are not fully covered by insurance.

        4.22 Brokers or Finders. Neither the Company nor the Subsidiary nor any
             ------------------
of their respective officers, directors, employees or shareholders has employed any broker or finder or incurred any liability for any brokerage, finder's or similar fees or commissions in connection with this Agreement or the transactions contemplated hereby.

        4.23 Related Parties. No officer or director of the Company, or any
             ---------------
affiliate of the Company or any such person (other than a venture capital investor holding Preferred Ordinary Shares), has, either directly or indirectly,
(a) an interest in any corporation, partnership, firm or other person or entity which furnishes or sells services or products which are similar to those furnished or sold by the Company or the Subsidiary, (b) a beneficial interest in any contract or agreement to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary may be bound, or (c) an interest in any of the assets used by the Company or the Subsidiary. Neither the Company nor the Subsidiary has guaranteed, or has incurred any Encumbrance on any of its assets to secure, any obligation of any director, officer, employee, consultant or shareholder of the Company.

        4.24 Certain Advances. There are no loans by the Company or the
             ----------------
Subsidiary to any directors, officers, employees, consultants or shareholders of the Company or the Subsidiary, or owing by any affiliate of any director or officer of the Company or the Subsidiary, other than advances in the ordinary course of business consistent with past practice to officers and employees for reimbursable business expenses which are not in excess of (pound)1,000 for any one individual.

        4.25 Underlying Documents. Copies of any underlying documents listed or
             --------------------
described as having been disclosed to Purchaser pursuant to this Agreement have been furnished to Purchaser. All such documents furnished or made available to Purchaser are true and correct copies, and there are no amendments or modifications thereto, that have not been disclosed in writing to Purchaser.

        4.26   Banking Facilities.
               ------------------

        (a) Other than in the ordinary course of business and consistent with past practice neither the Company nor the Subsidiary has lent any money which has not been repaid, or owns the benefit of any debt (whether or not due for repayment), other than debts which have arisen in the ordinary course of business and consistent with past practice, and the Company has not made any loan or quasi-loan contrary to any legislation of England and Wales. Neither the Company nor the Subsidiary has outstanding, nor has agreed to issue, any loan capital, nor has it factored any of its debts, or engaged in financing of a type which would not require to be shown or reflected in the Accounts nor borrowed any money which it has not repaid, except for borrowings not exceeding the amounts shown in the Accounts. Section 4.26 of the Disclosure Schedule identifies:

               (i) Each bank, savings and loan or similar financial institution in which the Company or the Subsidiary has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by the Company or the Subsidiary thereat and the credit or debit balances thereon as at the business day prior to the date of this Agreement;

               (ii) The names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) or each such person with respect thereto; and

               (iii) All security held by banks or financial institutions to secure loans, facilities or arrangements made to the Company or the Subsidiary.

        (b) Except as fully disclosed in the Disclosure Schedule, neither the Company nor the Subsidiary has incurred any indebtedness in the nature of bank borrowings which it has not repaid in full or satisfied.

        (c) Except as fully disclosed in the Disclosure Schedule, neither the Company nor the Subsidiary has bank overdraft facilities, acceptance credits or other borrowing facilities outstanding or available to it.

        4.27   Insolvency.
               ----------

        (a) No order has been made, petition presented, resolution passed or meeting convened for the winding up of either the Company or the Subsidiary or for an administration order in respect of the Company or the Subsidiary; no receiver, receiver and manager, administrative receiver or liquidator has been appointed of the business or the whole or any part of the assets or undertaking of the Company or the Subsidiary; and there are no circumstances likely to give rise to the appointment of any such receiver, receiver and manager, administrative receiver or liquidator.

        (b) There are no unfulfilled or unsatisfied judgments or court orders outstanding against the Company or the Subsidiary or by which either may be affected.

        (c) No distress, distraint, charging order, garnishee order, execution or other process which a court or a similar body may use to enforce payment of a debt has been levied or applied for in respect of the whole or any part of the property, assets or undertaking of either the Company or the Subsidiary.

        (d) In relation to any property or assets held by the Company or the Subsidiary under any hire, hire purchase, conditional or credit sale, leasing or retention of title agreement or otherwise belonging to a third party, no event has occurred which entitles, or which upon intervention or notice by the third party may entitle, the third party to repossess the property or assets concerned or to terminate the agreement or any license in respect thereof.

        (e) Neither the Company nor the Subsidiary has stopped payment nor is either the Company or the Subsidiary insolvent or unable to pay its debts for the purposes of section 123 of the Insolvency Act 1986.

        (f) To the knowledge of the Company, neither the Company nor the Subsidiary has been a party to any transaction with any third party which, in the event of such third party going into liquidation or an administration order or a bankruptcy order being made in relation to it or to him, would constitute (in whole or in part) a transaction at an undervalue, a preference, an invalid floating charge or an extortionate credit transaction or part of a general assignment of debts, under sections 238 to 245 and sections 339 to 344 of the Insolvency Act 1986.

        (g) No person who at present is a director or officer of the Company or the Subsidiary is, or at any time was, subject to any disqualification order under the Act or under any legislation relating to the disqualification of directors and officers, or, to the knowledge of the Company, was the subject of any investigation or proceedings capable of leading to a disqualification order being made. To the knowledge of the Company, no person who at any time since the date of incorporation of either the Company or the Subsidiary was a director or officer of the Company or the Subsidiary is, or at any time was, subject to any disqualification order under the Act or under any legislation relating to the disqualification of directors and officers, or was the subject of any investigation or proceedings capable of leading to a disqualification order being made.

        4.28 No Misleading Statements. No representation or warranty made
             ------------------------
herein, in the Disclosure Schedule or in the Appendices, Schedules and Exhibits attached hereto by the Company contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they are made, not misleading.


                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

        Purchaser represents and warrants to each Shareholder as follows:

        5.1 Organization. Purchaser is a corporation duly incorporated, validly
            ------------
existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

        5.2 Authority. Purchaser has all requisite corporate power and authority
            ---------
to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement is a valid and binding obligation of Purchaser.

        5.3 No Conflict with Other Instruments. The execution, delivery and
            ----------------------------------
performance of this Agreement (including the Exhibits hereto), the related agreements required to be entered into as conditions of Closing under Article VII hereof, and the transactions contemplated hereby (a) will not result in any violation of, conflict with, constitute a breach, violation or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation, forfeiture or acceleration of any obligation or loss of any benefit under, or result in the creation or encumbrance on any of the properties or assets of Purchaser or any of its subsidiaries, pursuant to (i) any provision of Purchaser's Certificate of Incorporation or Bylaws, or (ii) any agreement, contract, understanding, note, mortgage, indenture, lease, franchise, license, permit or other instrument to which Purchaser or any of its subsidiaries is a party or by which the properties or assets of Purchaser or any of its subsidiaries is bound, or (b) to the knowledge of Purchaser after reasonable inquiry, conflict with or result in any breach or violation of any statute, judgment, decree, order, rule or governmental regulation applicable to Purchaser or any of its subsidiaries or their respective properties or assets, except, in the case of clauses (a)(ii) and (b) for any of the foregoing that would not, individually or in the aggregate, have a material adverse effect on Purchaser and its subsidiaries, taken as a whole, or that could not result in the creation of any material lien, charge or encumbrance upon any assets of Purchaser or any of its subsidiaries or that could not prevent, materially delay or materially burden the transactions contemplated by this Agreement.

        5.4 Governmental Consents. No consent, approval, order or authorization
            ---------------------
of, or registration, declaration or filing with, any governmental authority is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated hereby, except for (a) such consents, approvals, orders, authorizations, registrations, declarations, qualifications or filings as may be required under federal or state securities laws in connection with the transactions set forth herein or which the failure to obtain would not have a material adverse effect on the consummation by Purchaser of the transactions contemplated hereby and (b) the listing of the Purchaser Shares to be issued pursuant hereto on The Nasdaq Stock Market ("Nasdaq").

        5.5 SEC Documents. Purchaser has furnished to the Company and each
            -------------
Shareholder complete and accurate copies of the following documents ("Purchaser's SEC Filings") that have been filed with the United States Securities and Exchange Commission (the "SEC") under the United States Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act"): Purchaser's Annual Report on Form 10-K for the year ended December 31, 1997, Purchaser's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1998, Purchaser's Current Report on Form 8-K dated June 12, 1998, and Purchaser's Proxy Statement for its Annual Meeting of Stockholders held on June 15, 1998. As of their respective filing dates, Purchaser's SEC Filings complied in all material respects with the requirements of the Exchange Act and, as of their respective filing dates, Purchaser's SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        5.6 Financial Statements. As of their respective filing dates, each of
            --------------------
the consolidated financial statements (including, in each case, any related notes) contained in Purchaser's SEC Filings complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted for presentation in quarterly reports on Form 10-Q) and fairly presented, in all material respects, the consolidated financial position of Purchaser and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Purchaser and its subsidiaries for the periods indicated, except that the unaudited interim financial statements were or are subject to, normal and recurring year-end audit adjustments. Since March 31, 1998, there has been no material adverse change in the financial condition of Purchaser and its subsidiaries, taken as a whole.

        5.7 Litigation. Except as disclosed in Purchaser's SEC Filings, there is
            ----------
no (a) claim, action, suit or proceeding pending or, to the knowledge of Purchaser threatened against or relating to Purchaser or its subsidiaries before any court or governmental or regulatory authority or body or arbitration tribunal, or (b) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which Purchaser or any subsidiary of Purchaser was or is a party except, in the case of clauses (a) and (b) above, such as would not, individually and in the aggregate, either impair Purchaser's ability to consummate the Merger or have a material adverse effect on Purchaser and its subsidiaries taken as a whole.

        5.8 Shares of Purchaser Common. The Purchaser Shares have been duly
            --------------------------
authorized and, when issued as contemplated hereby at the Closing, will be validly issued, fully paid and nonassessable. The shares of Purchaser Common to be issued pursuant to the Converted Company Options (as defined in Section 6.1 below) will, when issued and delivered to the holders thereof on payment of the consideration provided for therein, be duly authorized, validly issued, fully paid and nonassessable.

        5.9 No Misleading Statements. No representation or warranty made herein
            ------------------------
or in the Appendices, Schedules and Exhibits attached hereto by Purchaser contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they are made, not misleading.

        5.10 Brokers or Finders. Neither Purchaser nor any of its officers,
             ------------------
directors or employees has employed any broker or finder or incurred any liability for any brokerage, finder's or similar fees or commissions in connection with this Agreement or the transactions contemplated hereby.

        5.11 Acquisition for Investment. Purchaser is acquiring the Company
             --------------------------
Shares for its own account and not with the present view to sell such the Company Shares in connection with the distribution thereof.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS
                              ---------------------

        6.1    Stock Options.
               -------------

        (a) The Company shall have taken or caused to be taken such action as may be required under the Company Option Plan or otherwise to amend the Company Option Plan, effective prior to the date of this Agreement, as set forth in Exhibit D-1 hereto and to amend the Company Option Plan, effective as of the Closing, as set forth in Exhibit D-2 hereto. Prior to the Closing, the Company shall have taken or caused to be taken such action as may be required under each other outstanding option or other right to acquire Company Shares granted to consultants of the Company under any stock option or purchase plan, program or similar arrangement of the Company other than the Company Option Plan (each, a "Company Consultant Option"), to cause the Company Consultant Options to be governed by the rules of the Company Option Plan, as amended in the manner and effective as of the dates specified in the preceding sentence, and to cause each holder of a Company Consultant Option to enter into an Option Exchange Agreement, effective as of the Closing, in the form attached as Exhibit D-3 hereto, with Purchaser. The options to acquire Company Shares issued under the Company Option Plan ("Company Employee Options") and Company Consultant Options are referred to collectively as the "Company Options."

        (b) As of the Closing, each Company Employee Option, whether or not then exercisable or vested, will be converted into an option (a "Converted Company Option") to purchase shares of Purchaser Common. Each Converted Company Option shall be governed by the rules of the Company Option Plan, as amended effective as of the Closing, including the vesting provisions set forth in Rule 3 thereof, but upon the Closing shall be exercisable for that number of whole shares of Purchaser Common as is equal to the product of the number of Company Shares subject to such Company Option multiplied by the Exchange Ratio, as calculated pursuant to Schedule III attached hereto, rounded down to the nearest whole number, and shall have an exercise price per share of Purchaser Common equal to the quotient obtained by dividing the exercise price per share (in U.S. dollars, converted in accordance with Section 10.7 hereof) of the Company Shares subject to such Company Option by the Exchange Ratio, rounded up to the nearest whole cent. The number of shares of Purchaser Common and the per share exercise price of each Converted Company Option is set forth on Schedule II hereto.

        (c) Holders of Company Employee Options will not be entitled to acquire Company Shares after the Closing. No further stock awards, stock options or stock appreciation rights shall be granted under the Company Option Plan and any other employee stock option plans of the Company subsequent to the Closing.

        (d) As soon as practicable after the Closing, Purchaser shall issue to each holder of a Converted Company Option a Replacement Option Certificate in the form of Exhibit D-4 hereto evidencing the conversion of the Company Option pursuant to the provisions set forth above, in exchange for an Option Release Deed in the form of Exhibit D-5 hereto executed by each holder of a Converted Company Option.

        (e) Except as contemplated by the Option Exchange Agreements with respect to Company Consultant Options, the Company shall take all actions necessary to ensure that none of Purchaser, the Company or any of their respective subsidiaries is or will be bound by any Company Options, other options, warrants, rights or agreements that would entitle any person, other than Purchaser or its affiliates, to own, immediately after the Closing, any of the issued shares of the Company or the Subsidiary or to receive any payment in respect thereof other than as provided in this Section 6.1.

        (f) Purchaser shall reserve as of the time of Closing a sufficient number of shares of Purchaser Common to permit full issuance of all of the shares of Purchaser Common underlying the Converted Company Options to be issued and to be issued pursuant to the Option Exchange Agreements.

        (g) Purchaser agrees to file a registration statement on Form S-8 no later than sixty (60) days after the Closing relating to the shares of Purchaser Common underlying the Converted Company Options and to be issued pursuant to the Option Exchange Agreements and shall use commercially reasonable efforts to maintain the effectiveness (and current status) of such registration statement for so long as such Converted Company Options and obligations to issue shares of Purchaser Common pursuant to the Option Exchange Agreements remain outstanding.

        6.2 Expenses. All fees and expenses incurred in connection with the
            --------
transactions contemplated hereby including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, however, that if the purchase and sale of the Company Shares is consummated, the Company shall not incur financial advisory, brokers', finders', legal and accounting fees and expenses in connection with the transactions contemplated hereby in excess of the amounts set forth in
Section 6.2 of the Disclosure Schedule, and any fees and expenses incurred by the Company in excess of such amount shall be recovered by Purchaser pursuant to the Escrow Agreement, without regard to the last sentence of Section 8.2(a).

        6.3 Public Disclosure. Unless otherwise required by law (including,
            -----------------
without limitation, securities laws) or, as to Purchaser, by the rules and regulations of Nasdaq, prior to the Closing, no disclosure (whether or not in response to an inquiry) of the discussions or subject matter of this Agreement or the transactions contemplated hereby shall be made by any party hereto unless approved by Purchaser and the Company prior to release, provided that such approval shall not be unreasonably withheld.

        6.4 Reasonable Efforts. Subject to the terms and conditions of this
            ------------------
Agreement, each of the parties hereto shall use all commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that neither the Company nor Purchaser shall be required to agree to any divestiture by Purchaser or the Company, as may be applicable, or any of Purchaser's or the Company's subsidiaries or affiliates of shares of capital stock or of any business, assets or properties of Purchaser or its affiliates or the Company, its subsidiaries or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

        6.5 Conduct; Notification of Certain Matters.  Each of Purchaser, the
            ----------------------------------------
Company and the Shareholders shall use all commercially reasonable efforts to not take, or fail to take, any action that from the date hereof through the Closing would cause or constitute a breach of any of its respective representations, warranties, agreements and covenants set forth in this Agreement. The Shareholders and the Company shall give prompt written notice to Purchaser, and Purchaser shall give prompt written notice to the Company and the Shareholders' Representative, on behalf of the Shareholders, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which causes or is likely to cause any representation or warranty of the Shareholders or the Company, on the one hand, or Purchaser, on the other hand, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing and (b) any failure of the Shareholders, the Company or Purchaser, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.5 shall not limit or otherwise affect the other party's right to rely on the representations and warranties herein or any the other remedies available to the party receiving such notice.

        6.6 Registration Rights. Purchaser and the Shareholders agree that the
            -------------------
rights and obligations of Purchaser and the Shareholders with respect to registration under the Securities Act of the Purchaser Shares shall be as set forth in Exhibit C attached hereto.

        6.7 Additional Documents and Further Assurances. Each party hereto, at
            -------------------------------------------
the reasonable request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

        6.8 Blue Sky Laws. Purchaser shall take such steps as may be necessary
            -------------
to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the shares of Purchaser Common pursuant hereto. The Company shall use all reasonable efforts to assist Purchaser as may be reasonably necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of the shares of Purchaser Common pursuant hereto.

        6.9 Nasdaq Listing. Purchaser shall authorize for listing on the Nasdaq
            --------------
National Market the shares of Purchaser Common issuable pursuant hereto, and those required to be reserved for issuance, in connection with the Converted Company Options.

        6.10 Indemnification. Purchaser shall guarantee and shall cause the
             ---------------
Company to maintain and perform in the same manner the Company's existing indemnification provisions with respect to present and former directors and officers of the Company for all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Closing to the extent permitted or required under applicable law and the Company's Memorandum and Articles of Association in effect as of the date hereof (to the extent consistent with applicable law), for a period of not less than six (6) years after the Closing. In the event that Purchaser (i) causes the Company to consolidate with or merge into any other entity and the Company is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) causes the Company to transfer or convey all or substantially all of the Company's properties and assets to any entity, then and in each such case, to the extent necessary to effect the purposes of this
Section 6.10, proper provision shall be made so that the successors and assigns of the Company assume the obligations set forth in this Section 6.10 and none of the actions described in clause (i) or (ii) shall be taken until such provision is made.

        6.11   Tax Returns.
               -----------

        (a) Purchaser or its duly authorized agents shall prepare all documentation and shall have conduct of all matters (including correspondence) relating to the Tax Returns (as defined in Section 4.13(a) above) and computations of the Company and the Subsidiary for all accounting periods commencing on or after January 1, 1998 and including the accounting period in which the Closing occurs.

        (b) For the six month period immediately following the Closing (the "Shareholders' Responsibility Period"), as representative for the Shareholders, the Shareholders' Representative or his duly authorized agents shall prepare the Tax Returns and computations of the Company and the Subsidiary for all accounting periods up to and including the accounting period for the year ended December 31, 1997 and submit them to Purchaser. After the expiration of the Shareholders' Responsibility Period, to the extent that the Tax Returns and computations referred to earlier in this Section 6.11(b) have not already been submitted, Purchaser or its duly authorized agents shall prepare the Tax Returns and computations of the Company and the Subsidiary for all accounting periods up to and including the accounting period for the year ended December 31, 1997 and submit them to the Shareholders' Representative.

        (c) Purchaser shall procure that the Tax Returns and computations mentioned in Section 6.11(b) shall be authorized, signed and submitted to HM Inspector of Taxes without amendment or with such amendments as Purchaser and the Shareholders' Representative agree are reasonably necessary and shall give the Shareholders' Representative or his duly authorized agents all such assistance as may reasonably be required to agree those Tax Returns and computations with HM Inspector of Taxes.

        (d) During the Shareholders' Responsibility Period, the Shareholders' Representative or his duly authorized agents shall prepare all documentation and shall have conduct of all matters (including correspondence) relating to the Tax Returns and computations of the Company and the Subsidiary for all accounting periods up to and including the accounting period for the year ended December 31, 1997 provided that the Shareholders' Representative shall not without the prior written consent of Purchaser (not to be unreasonably withheld or delayed) transmit any written communication to HM Inspector of Taxes or agree any Tax Return or computation with HM Inspector of Taxes. After the expiration of the Shareholders' Responsibility Period, Purchaser or its duly authorized agents shall prepare all documentation and shall have conduct of all matters (including correspondence) relating to the Tax Returns and computations of the Company and the Subsidiary for all accounting periods up to and including the accounting period for the year ended December 31, 1997 provided that Purchaser shall not without the prior written consent of the Shareholders' Representative (not be unreasonably withheld or delayed) transmit any written communication to HM Inspector of Taxes or agree any Tax Return or computation with HM Inspector of Taxes.

        (e) Purchaser shall procure that the Company and the Subsidiary afford such access to their books, accounts and records during the Shareholders' Responsibility Period as is necessary and reasonable to enable the Shareholders' Representative or his duly authorized agents to prepare the Tax Returns and computations of the Company and the Subsidiary for all accounting periods up to and including the accounting period for the year ended December 31, 1997 and for the conduct of all matters relating to them in accordance with this Section 6.11.

        (f) During the Shareholders' Responsibility Period, the Shareholders' Representative shall take all reasonable steps to ensure that the Tax Returns and computations of the Company and the Subsidiary for all accounting periods up to and including the accounting period for the year ended December 31,

1997 are as soon as reasonably practicable prepared and so far as reasonably practicable agreed with HM Inspector of Taxes.


                                   ARTICLE VII

                            CONDITIONS TO THE CLOSING
                            -------------------------

        7.1 Conditions to Obligations of Each Party to Effect the Closing. The
            -------------------------------------------------------------
respective obligations of each party to this Agreement to consummate the Closing and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:

        (a) Illegality. There shall not have been any statute, rule or
            ----------
regulation enacted, promulgated or deemed applicable to the transactions contemplated by this Agreement by any court of competent jurisdiction or any commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") that prevents the consummation of the Closing or the transactions contemplated by this Agreement or has the effect of making the purchase of Company Shares illegal.

        (b) Absence of Litigation. No action, suit or proceeding concerning
            ---------------------
Purchaser, the Company, the Subsidiary or any of the Shareholders shall be pending by or before any court of competent jurisdiction or Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would
(i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

        (c) U.K. Tax Clearance. The Shareholders shall have received a letter,
            ------------------
dated prior to the Closing Date, from HM Inland Revenue, giving clearance for the transactions contemplated by this Agreement pursuant to Section 138 of the TCGA and Section 707 of the ICTA.

        (d) Re-registration. All action necessary to re-register the Company as
            ---------------
a private limited company shall have been taken, as provided in the Master Agreement, and a certificate of registration of the Company as a private company shall have been issued by the Register of Companies under Section 55 of the Companies Act, and a true and correct copy thereof shall have been delivered to Purchaser prior to the Closing.

        (e) Nasdaq Listing. The shares of Purchaser Common issuable pursuant
            --------------
hereto, and those required to be reserved for issuance in connection with the Converted Company Options, shall have been authorized for trading on the Nasdaq National Market effective upon the Closing Date.

        7.2 Additional Conditions to Obligations of the Shareholders. The
            --------------------------------------------------------
obligations of the Shareholders to consummate the Closing and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Shareholders' Representative:

        (a) Representations and Warranties. The representations and warranties
            ------------------------------
of Purchaser contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except for changes contemplated by this Agreement and except for such inaccuracies that, considered collectively, have not had and would not reasonably be expected to have a material adverse effect on Purchaser (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "material adverse effect" and other materiality qualifications contained in such representations and warranties shall be disregarded and that a reduction in the trading price of the Purchaser Common on the Nasdaq National Market, whether occurring at any time or from time to time, shall not in itself constitute a material adverse change in the financial condition of Purchaser).

        (b) Agreements and Covenants. Purchaser shall have performed or complied
            ------------------------
in all material respects with all agreements and covenants required by this Agreement and the Master Agreement to be performed or complied with by it on or prior to the Closing.

        (c) Officer's Certificate. Purchaser shall have furnished the Company
            ---------------------
and the Shareholders with a certificate dated the Closing Date signed on behalf of it by the Chief Executive Officer or President to the effect that the conditions set forth in Sections 7.2(a) and (b) have been satisfied.

        7.3 Additional Conditions to the Obligations of Purchaser. The
            -----------------------------------------------------
obligations of Purchaser to consummate the Closing and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Purchaser:

        (a) Representations and Warranties. The representations and warranties
            ------------------------------
of the Shareholders and the Company contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except for changes contemplated by this Agreement and except for such inaccuracies that, considered collectively, have not had and would not reasonably be expected to have a material adverse effect on the Company (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "material adverse effect" and other materiality qualifications contained in such representations and warranties shall be disregarded).

        (b) Agreements and Covenants. The Shareholders and the Company shall
            ------------------------
have performed or complied in all material respects with all agreements and covenants required by this Agreement and the Master Agreement to be performed or complied with by them on or prior to the Closing.

        (c) Absence of Litigation. No action, suit or proceeding concerning the
            ---------------------
Company, the Subsidiary or any of the Shareholders shall be pending or threatened in writing by or before any court of competent jurisdiction or Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would affect materially and adversely the right of the Company or the Subsidiary to own, operate or control any of its assets or operations, and no such judgment, order, decree, stipulation or injunction shall be in effect.

        (d) Seller's Certificates. Each of the Shareholders shall have furnished
            ---------------------
Purchaser with a certificate dated the Closing Date to the effect that each of the conditions set forth in Sections 7.3(a), (b) and (c) applicable to such person has been satisfied and the Company shall have furnished Purchaser with a certificate dated the Closing Date signed on behalf of it by the Chief Executive Officer or the President to the effect that each of the conditions set forth in Sections 7.3(a), (b) and (c) applicable to the Company has been satisfied.

        (e) Third Party Consents. Purchaser shall have been furnished with
            --------------------
evidence satisfactory to it that the Company has obtained the consents, approvals, assignments and waivers set forth in Section 7.3(e) of the Disclosure Schedule.

        (f) Resignations. Purchaser shall have received the resignations of the
            ------------
directors and officers of the Company listed on Schedule 2.2, to be effective immediately upon the Closing, each in a form acceptable to Purchaser accompanied by the appropriate Companies House Form.

        (g)    Escrow Agreement.  Purchaser, the Escrow Agent referred to in
               ----------------
Section 8.2(a) and the Shareholders' Representative shall have entered into the Escrow Agreement in substantially the form attached hereto as Exhibit B.

        (h) Restrictive Covenants Agreement. The persons listed on Schedule 7.3
            -------------------------------
hereto shall have entered into a restrictive covenants agreement with Purchaser, effective as of the Closing, in the form set forth as Exhibit E.

        (i) Employment Agreements. The persons listed on Schedule 7.3 hereto
            ---------------------
shall have entered into employment agreements with the Company, effective as of the Closing, in form and substance reasonably satisfactory to such employees and Purchaser.

        (j) Amendment of Celltech Agreement. The agreement dated 21 June 1996
            -------------------------------
among the Company, Celltech Group PLC and Celltech Therapeutics Limited shall have been amended to eliminate paragraph 4 thereof and to terminate all obligations of the Company under such paragraph 4.

        (k) Corporate Records. Purchaser shall have received the statutory books
            -----------------
of the Company and the Subsidiary complete and accurate up to Closing and any company seal(s), certificates of incorporation, certificates of incorporation on change of name, and all unused share certificates of the Company and the Subsidiary.

        (l) Financial Statements. Purchaser shall have received the management
            --------------------
accounts of the Company and the Subsidiary comprising the balance sheets as at August 31, 1998 and the profit and loss accounts for the months commencing on the day immediately following the Management Accounts Date and ending on August 31, 1998.

                                  ARTICLE VIII

                           INDEMNIFICATION AND ESCROW
                           --------------------------

        8.1    Survival of Representations and Warranties, Etc.
               ------------------------------------------------

        (a) All of the Shareholders' and the Company's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and continue until 5:00 p.m., California time, on the first anniversary of the Closing Date (the "Expiration Date"). For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement that such statement or item of information is true and correct. The waiver of any condition based on the accuracy of any representation or warranty, or the performance or compliance of any covenant or obligation, will not affect the right to indemnification set forth in this Article VIII, and nothing in this
Section 8.1 shall be deemed to limit any right or remedy for fraud with respect to the representations and warranties set forth in Article IV. All representations and warranties made by Purchaser in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate and expire as of the Closing, and any liability of Purchaser hereunder with respect to such representations and warranties shall thereupon cease, except in the event of fraud by Purchaser with respect thereto.

        (b) The representations, warranties, covenants and obligations of the Shareholders, and the rights and remedies that may be exercised by Purchaser, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation conducted for or on behalf of, or any knowledge acquired by, Purchaser or its officers, directors, employees, stockholders or agents as to the accuracy or inaccuracy of any such representation or warranty, except as otherwise expressly provided in this Agreement in relation to the Disclosure Schedule.

        8.2    Indemnification and Escrow Arrangements.
               ---------------------------------------

        (a) Escrow Fund and Indemnification. Subject to the limitations set
            -------------------------------
forth herein, by approval and adoption of this Agreement, each of the Shareholders agrees to indemnify Purchaser for such Shareholder's pro rata portion of claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (calculated after deduction for insurance proceeds recovered or recoverable) incurred by Purchaser directly or indirectly (including, after the Closing, by the Company or the Subsidiary) as a result of any inaccuracy or breach of a representation or warranty of the Shareholders or the Company contained herein or in any Schedules or Exhibits delivered pursuant to this Agreement, any failure by the Shareholders or the Company to perform or comply with any covenant contained herein, or in the Master Agreement (hereinafter individually a "Loss" and collectively "Losses"). For purposes of this Article VIII and the determination of whether a Loss has occurred in accordance with the preceding sentence, the representations and warranties of the Company contained herein shall be deemed to have been made as of the Announcement Date rather than as of the date of this Agreement (other than those made as of a specified date, which shall be made as of such specified dates) and all of such representations and warranties may be deemed to be modified by the Original Disclosure Schedule, as such Original Disclosure Schedule may be updated to reflect events that occurred following the Announcement Date and that were permitted or contemplated by Section 2 of the Master Agreement (and, except for such updates, shall not otherwise be deemed to be modified by the Disclosure Schedule). The Shareholders acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Closing, which if resolved at the Closing would have led to a reduction in the aggregate Consideration. At the Closing, the Shareholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Shares (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Purchaser after the Closing), without any act of any Shareholder. As soon as practicable after the Closing, the Escrow Shares will be deposited with First Trust of California, National Association (or other institution acceptable to Purchaser and the Shareholders' Representative), as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and in the Escrow Agreement. The Escrow Fund shall be available to compensate Purchaser for any Losses. The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of this Article VIII and the Escrow Agreement. The right of Purchaser after the Closing to assert indemnification claims and receive indemnification payments from the Escrow Fund pursuant to this Article VIII shall be the sole and exclusive right and remedy exercisable by Purchaser with respect to any inaccuracy or breach in any representation, warranty, or covenant contained in this Agreement or in any instrument delivered pursuant to this Agreement or in connection with the transactions contemplated hereby; provided, however, that this limitation shall not apply to any misrepresentation or breach of warranty constituting fraud, as to which fraudulent acts the Shareholders shall be liable for all Losses with respect thereto (subject in all cases to the provisions of Section 8.2(i)). Purchaser may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in Section 8.2(d) below) identifying Losses, the aggregate cumulative amount of which exceed (pound)62,500, have been delivered to the Escrow Agent as provided in Section 8.2(d); in such case, Purchaser may recover from the Escrow Fund the entire amount of the cumulative Losses. For the avoidance of doubt, the Company shall not be liable in respect of any inaccuracy or breach in any representation, warranty or covenant contained in this Agreement, howsoever caused, or in any instrument delivered pursuant to this Agreement or in connection with the transactions contemplated hereby.

        (b) Escrow Period; Distribution upon Termination of Escrow Periods.
            --------------------------------------------------------------
Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Closing and shall terminate at 5:00 p.m., California time, on the Expiration Date (the "Escrow Period"); provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof), that is necessary in the reasonable judgment of Purchaser, subject to the objection of the Shareholders' Representative and the subsequent arbitration of the matter in the manner provided in Section 8.2(f) hereof, to satisfy any unsatisfied Losses concerning facts and circumstances existing prior to the termination of the Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of the Escrow Period. As soon as any such Loss has been resolved, the Escrow Agent shall deliver to the Shareholders the remaining portion of the Escrow Fund not required to satisfy any other such unresolved Loss. Deliveries of Escrow Shares to the Shareholders pursuant to this Section 8.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund.

        (c)    Protection of Escrow Fund.
               -------------------------

        (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Purchaser and shall hold and dispose of the Escrow Fund only in accordance with the terms of Section 1.7(f) and this Article VIII.

        (ii) Any shares of Purchaser Common or other equity securities issued or distributed by Purchaser (including shares issued upon a stock split) in respect of shares of Purchaser Common in the Escrow Fund at the time of issuance or distribution shall be added to the Escrow Fund and become a part thereof. Cash dividends on shares of Purchaser Common in the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

        (iii) Each Shareholder shall have voting rights and cash dividend distribution rights with respect to the shares of Purchaser Common contributed to the Escrow Fund on behalf of such Shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Purchaser Common Stock).

        (d)    Claims Upon Escrow Fund.
               -----------------------

        (i) Upon receipt by the Escrow Agent at any time on or before 5:00 p.m. California time on the Expiration Date of a certificate signed by any officer of Purchaser (an "Officer's Certificate"): (A) stating that Purchaser has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses and specifying an aggregate amount thereof, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related and to the extent known a reasonable summary of the facts underlying the claim, and if no objection is received from the Shareholders' Representative in accordance with Section 8.2(e), the Escrow Agent shall, subject to the provisions of Section 8.2(e) hereof, deliver to Purchaser out of the Escrow Fund, as promptly as practicable, shares of Purchaser Common Stock held in the Escrow Fund in an amount equal to such Losses.

        (ii) For the purposes of determining the number of shares of Purchaser Common to be delivered to Purchaser pursuant to Section 8.2(d)(i) hereof, the shares of Purchaser Common shall be valued at the Purchaser Common Average Price. Purchaser shall certify such fair market value in a certificate signed by Purchaser and shall deliver such certificate to the Escrow Agent at the time the Escrow Agreement shall be executed.

        (e) Objections to Claims. At the time of delivery of any Officer's
            --------------------
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Shareholders' Representative in the manner contemplated by
Section 10.1 and for a period of 30 days after such delivery, the Escrow Agent shall make no delivery to Purchaser of any Escrow Shares pursuant to Section 8.2(d) hereof unless the Escrow Agent shall have received written authorization from the Shareholders' Representative to make such delivery. After the expiration of such 30-day period, the Escrow Agent shall make delivery of shares of Purchaser Common from the Escrow Fund in accordance with Section 8.2(d) hereof, provided that no such payment or delivery may be made if the Shareholders' Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such 30-day period.

        (f)    Resolution of Conflicts; Arbitration.
               ------------------------------------

        (i) In case the Shareholders' Representative shall object in writing to any claim or claims made in any Officer's Certificate, the Shareholders' Representative and Purchaser shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Representative and Purchaser should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Purchaser Common from the Escrow Fund in accordance with the terms thereof.

        (ii) If no such agreement can be reached after good faith negotiation, either Purchaser or the Shareholders' Representative may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Purchaser and the Shareholders' Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators. The fees and expenses of the three arbitrators and the costs of the arbitrators shall be borne by the non-prevailing party to the arbitration. For purposes of the foregoing, in any arbitration hereunder in which any claim or the amount stated in the Officer's Certificate is at issue, Purchaser shall be deemed to be the non-prevailing party in the event that the arbitrators award Purchaser less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the Shareholders as represented by the Shareholders' Representative shall be deemed to be the non-prevailing party. In all other instances, the arbitrators shall make a ruling as to which of the parties shall be deemed the non-prevailing party.

        (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in New York, New York in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes. The arbitration shall be governed by the provisions of the United States Arbitration Act, 9 U.S.C. ss. 1-16.

        (iv) The parties hereto acknowledge that it is their intention in entering into this Agreement and establishing the dispute resolution mechanism contemplated by this Section 8.2(f) that all disputes under this Agreement following the Closing and relating to claims under Section 8.2(d) shall be resolved by good faith negotiation and arbitration in the manner contemplated by this Section 8.2(f). In the period prior to Closing, disputes under this Agreement may be resolved by any legal means available to the parties.

        (g) Actions of the Shareholders' Representative. A decision, act,
            -------------------------------------------
consent or instruction of the Shareholders' Representative shall constitute a decision of all the Shareholders for whom a portion of the Escrow Shares otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of the Shareholders, and the Escrow Agent and Purchaser may rely upon any such decision, act, consent or instruction of the Shareholders' Representative as being the decision, act, consent or instruction of each Shareholder. The Escrow Agent and Purchaser are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Representative.

        (h) Third-Party Claims. In the event Purchaser becomes aware of a
            ------------------
third-party claim which Purchaser believes may result in a demand against the Escrow Fund, Purchaser shall promptly notify the Shareholders' Representative of such claim, and the Shareholders' Representative, as representative for the Shareholders, shall be entitled, at his expense (which expense shall pursuant to and subject to the limitations set forth in Section 1.7(f) be payable out of the Escrow Fund), to participate in any defense of such claim. If the amount in controversy in connection with any third-party claim shall be less than the value of the Escrow Shares remaining in the Escrow Fund (determined in accordance with Section 8.2(d)) and the Shareholders' Representative acknowledges in writing to Purchaser that if the allegations in such claim are in fact true then any liability arising from the adjudication or other settlement of such claim would be for the account of the Shareholders and would be a valid claim against the Escrow Fund, then the Shareholders' Representative shall be entitled to assume the defense of such claim and, if at the time any settlement of such claim shall be proposed, the amount in controversy shall continue to be less than the value of the Escrow Shares remaining in the Escrow Fund (determined in accordance with Section 8.2(d)), shall have the power to settle such claim in an amount not to exceed such remaining value. If the Shareholders' Representative is not entitled to or chooses not to assume the defense of any such claim, Purchaser shall consult with and attempt to solicit the consent of the Shareholders' Representative prior to and in connection with any settlement of any such claim, but Purchaser shall have the right in its sole discretion to settle any such claim. If any such claim is, however, settled without the consent of the Shareholders' Representative and Purchaser seeks to recover the amount of the settlement by claiming against the Escrow Fund, the settlement of any such claim with third-party claimants shall not alone be determinative of the amount of any claim against the Escrow Fund and the Shareholders' Representative may dispute such amount through the process provided by Section 8.2(f). In the event that the Shareholders' Representative has consented in writing to any such settlement and acknowledged that the claim by Purchaser is a valid claim against the Escrow Fund, the Shareholders' Representative shall have no power or authority to object under any provision of this Article VIII to the amount of any claim by Purchaser against the Escrow Fund with respect to such settlement.

        (i) Claims Resulting From Breaches of Shareholder Representations. If
            -------------------------------------------------------------
any claims for indemnity by Purchaser hereunder shall be based upon a Loss resulting from the inaccuracy of one or more of the representations of a Shareholder under Article III, then, notwithstanding the terms of Section 8.2(a), the claim against the Escrow Fund shall not be paid on a pro rata basis from the Escrow Shares allocated to all of the Shareholders, but instead shall be deemed paid out of the Escrow Shares allocated to the breaching Shareholder. Any such disproportionate distribution of Escrow Shares shall be duly noted in the records of the Escrow Agent and shall be reflected in the final distribution of Escrow Shares to the Shareholders upon the termination of the Escrow Period. Furthermore, if any claims for indemnity by Purchaser hereunder shall be based upon a Loss that is not limited to the Escrow Fund resulting from a fraudulent action on the part of a Shareholder, all claims hereunder by Purchaser with respect to such Loss shall be made against the Shareholder engaging in the fraudulent action and not against the other Shareholders.

        (j) Change of Trade. The Shareholders shall not be liable for any claims
            ---------------
(or portion thereof) for indemnity under the warranties in Section 4.13 or for a claim arising pursuant to Section 8.3 to the extent that such claims (or portion thereof) arise or are exacerbated as a result of any change in the nature or conduct of the trade or business of the Subsidiary after the Closing.

        8.3    Claims Resulting From Breaches of Certain Representations and
               -------------------------------------------------------------
               Warranties.
               ----------

        (a) Subject to Section 8.3(b) below, Purchaser shall be deemed to have a claim for the purposes of this Article VIII if and to the extent that:

               (i) any expenditure incurred by the Subsidiary in any acounting period up to and including the year ended December 31, 1997 is not available for set-off against the investment income received by the Subsidiary in any accounting period up to and including the year ended December 31, 1997; and/or

               (ii) the Subsidiary agrees with HM Inspector of Taxes in its tax computation for the year ended December 31, 1996 that it has fewer than (pound)614,831 Schedule D, Case I trading losses as at December 31, 1996 that are available for carry forward or carry back.

        For the purposes of a claim pursuant to this Section 8.3, it shall not be a defense to any claim that Purchaser knew or ought to have known about the subject of the claim by reason of anything disclosed in the Original Disclosure Schedule or the Disclosure Schedule.

        (b) For the purposes of this Section 8.3, the amount of the Loss arising as a result of a claim under Section 8.3(a) shall be:

               (i) in the case of a claim pursuant to Section 8.3(a)(i), the amount of tax that actually becomes payable by the Subsidiary as a result of the non-availability of expenditure for set-off against the investment income received by the Subsidiary in any accounting period up to and including the year ended December 31, 1997; and/or

               (ii) in the case of a claim pursuant to Section 8.3(a)(ii), the amount of tax that would have been saved but for the non-availability for carry forward or carry back of Schedule D, Case

        I trading losses (assuming for purposes of this Section 8.3(b)(ii) only that there would have been sufficient future trading profits against which such trading losses could have been offset in full had such trading losses been available).


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

        9.1  Termination.  This Agreement may be terminated and the
             -----------
transactions contemplated hereby abandoned at any time prior to the Closing:

        (a)    By mutual written consent of the Company and Purchaser;

        (b) By Purchaser or the Company if: (i) the Closing has not occurred by October 30, 1998 (provided that the right to terminate this Agreement under this clause (i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing to occur on or before such date); (ii) there shall be a final non-appealable order, decree or ruling of a court of competent jurisdiction in effect preventing consummation of the transactions contemplated hereby; or (iii) there shall be any statute, rule, regulation or non-appealable order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any governmental entity that would make consummation of such transactions illegal;

        (c) By Purchaser or the Company if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any governmental entity, which would: (i) prohibit Purchaser's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Purchaser or the Company to dispose of or hold separate, as a result of the transactions contemplated hereby, any portion of the business or assets of the Company or Purchaser; in either case, the unavailability of which assets or business would have a material adverse effect on Purchaser or would reasonably be expected to have a material adverse effect on Purchaser's ability to realize the benefits expected from the transactions contemplated hereby.

        (d) By Purchaser if it is not in material breach of its representations, warranties or obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Shareholders or the Company or if any representation or warranty of the Shareholders or the Company shall have become untrue, in either case such that the conditions set forth in Section 7.3 would not be satisfied; provided, however, if such breach or breaches are capable of being cured prior to the Closing, such breaches shall not have been cured within 30 days of delivery to the Company and the Shareholders' Representative of written notice of such breach or breaches (but no such cure period shall be required if such breach by its nature cannot be cured);

        (e) By the Company if it and the Shareholders are not in material breach of its representations, warranties or obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Purchaser or if any representation or warranty of Purchaser shall have become untrue, in either case such that the conditions set forth in Section 7.2 would not be satisfied; provided, however, if such breach or breaches are capable of being cured prior to the Closing, such breaches shall not have been cured within 30 days of delivery to Purchaser of written notice of such breach or breaches (but no such cure period shall be required if such breach by its nature cannot be cured);

        Where action is taken to terminate this Agreement pursuant to this
Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

        9.2 Effect of Termination. In the event of termination of this Agreement
            ---------------------
as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Purchaser or the Shareholders, or their respective subsidiaries, officers, directors or stockholders, provided that, the provisions of Section 6.2 and Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement and provided that nothing herein shall relieve any party from liability for any willful or intentional breach of its representations, warranties, covenants or agreements in this Agreement.

        9.3 Amendment or Supplement. This Agreement may not be amended or
            -----------------------
supplemented except by an instrument in writing signed by or on behalf of Purchaser, the Company and the Shareholders' Representative (on behalf of the Shareholders).

        9.4 Extension of Time, Waiver. At any time prior to the Closing,
            -------------------------
Purchaser, on the one hand, and the Company and the Shareholders'
Representative, on behalf of the Shareholders, on the other hand, may, to the extent legally allowed:

               (a) Extend the time for the performance of any of the obligations or other acts of the other party hereto,

               (b) Waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and

               (c) Waive compliance with any of the agreements or conditions for the benefit of such party contained herein; provided, that no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

Any agreement on the part of any party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                                    ARTICLE X

                                     GENERAL
                                     -------

        10.1 Notices. Any notice, request, instruction or other document to be
             -------
given hereunder by any party to the other shall be in writing and shall be deemed to have been given or made if in writing and (a) delivered personally, as of the date of such delivery, (b) by telecopy as of the date of receipt of confirmation of transmission (provided that such telecopy was promptly confirmed by personal delivery, first class mail, or courier), or (c) by internationally recognized delivery service guaranteeing delivery in two business days or less, with the price of delivery paid by the sender, as of the date of such delivery, to the parties at the following addresses and numbers:

        (i)    If to Purchaser:

               Incyte Pharmaceuticals, Inc.
               3174 Porter Drive
               Palo Alto, CA 94304
               Attn:  Chief Executive Officer
               Fax:  001-650-845-4574

        with a copy to:

               Pillsbury Madison & Sutro LLP
               235 Montgomery Street
               San Francisco, CA 94104
               Attn:  Stanton D. Wong
               Fax:  001-415-983-7396

        and to

               Taylor Joynson Garrett
               Carmelite
               50 Victoria Embankment
               Blackfriars
               London, England EC4Y 0DX
               Attn:  David N. Kent
               Fax:  011-44-171-936-2666

        (ii)   If to the Company:

               Hexagen Limited
               214 Cambridge Science Park
               Milton Road
               Cambridge, England CB4 4WA
               Attn:  Chief Executive Officer
               Fax:  011-44-1223-424855

        with a copy to:

               Venture Law Group
               2800 Sand Hill Road
               Menlo Park, CA 94025
               Attn:  Steven J. Tonsfeldt
               Fax:  001-650-233-8386
        and to

               Cameron McKenna
               Mitre House
               160 Aldersgate Street
               London, England EC1A 4DD
               Attn:  Richard H. Tyler
               Fax:  011-44-171-367-2000

        (iii)  If to the Shareholders' Representative:

               Stephen W. Bunting, Ph.D.
               Director
               Abingworth Management Limited
               38 Jermyn Street
               London, England SW1Y 6DN
               Fax:  011-44-171-287-0480

        with a copy to:

               Testa, Hurwitz & Thibeault, LLP
               High Street Tower
               125 High Street
               Boston, MA 02110
               Attn:  Daniel P. Finkelman
               Fax:  001-617-248-7100

        (iv)   If to any Shareholder:

               To such Shareholder at the address set forth on Schedule I or to such other address as may be designated in writing by the parties, by a notice given as aforesaid.

        10.2 Headings. The headings of the several sections of this Agreement
             --------
are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

        10.3 Counterparts. This Agreement may be executed in counterparts, and
             ------------
when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

        10.4 Entire Agreement; Assignment. This Agreement, the Schedules and
             ----------------------------
Exhibits hereto (including the Disclosure Schedule), and the documents and instruments and other agreements among the parties hereto referenced herein (including the Master Agreement and together with the Confidentiality Agreement between Purchaser and the Subsidiary effective as of September 18, 1997): (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise except as mutually agreed in writing between the parties, except that Purchaser may transfer or assign its rights, interests or obligations hereunder in whole or in part to one or more direct or indirect subsidiaries of Purchaser upon notice to the Company and the Shareholders, provided that no such transfer or assignment shall relieve Purchaser of any of its obligations hereunder. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and permitted assigns.

        10.5 Severability. In the event that any provision of this Agreement or
             ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        10.6 Other Remedies. Except as otherwise provided herein, any and all
             --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        10.7 Interpretation. References in this Agreement to "(pound)" or
             --------------
"Pounds" and "p" or "pence" shall mean the lawful currency of England and Wales and references to "$" or "Dollars" shall mean the lawful currency of the United States. For any conversion between the currencies the exchange rate shall be $1.63 to (pound)1.00.

        10.8 Governing Law. This Agreement shall be governed by and construed in
             -------------
accordance with the laws of the State of California, USA, except the provisions of Sections 1.7 and 10.11 hereof, which shall be governed by and construed in accordance with English law (and in respect of such Sections as shall be governed by English law, each party to this Agreement submits to the exclusive jurisdiction of the English courts (subject in all cases to the terms of Section 8.2(f)(iv))), in each case, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        10.9 Appointment of Agent. Subject to the terms of Section 1.7 and
             --------------------
Article VIII, the Shareholders hereby irrevocably appoint the Shareholders' Representative as their agent to accept service of legal proceedings in connection with all matters arising out of this Agreement and the transactions contemplated by this Agreement and agree that any writ, judgment or other notice of legal process in connection with any such legal action or proceedings shall be sufficiently served if delivered to such person.

        10.10 Absence of Third-Party Beneficiary Rights. No provision of this
              -----------------------------------------
Agreement is intended, or will be interpreted, to provide to or create for any third-party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee, partner or any party hereto or any other person or entity, and all provisions hereof will be personal solely between the parties to this Agreement, except that the provisions of Section
6.10 shall be for the benefit of, and enforceable by, the indemnified parties referred to therein.

        10.11 Restrictive Trade Practices Act. Where this Agreement is or forms
              -------------------------------
part of an agreement which is subject to registration under the Restrictive Trade Practices Act 1976, as amended, of England ("RTPA"), no restriction accepted or information provision made under that agreement shall be given effect to or enforced until the day after particulars of the agreement shall have been furnished to the Director General of Fair Trading under section 24 of the RTPA. If any party shall wish to furnish such particulars, the other parties will render such cooperation and undertake such action as may reasonably be required of them for such purpose so that particulars may be furnished as soon as practicable following the signature of this Agreement and each of the parties consents to the disclosure of all information so furnished. In this Section, the words and terms "agreement" and "subject to registration" shall have the meanings respectively given to them by the RTPA and the reference to "restrictions accepted" or "information provisions made" under the agreement shall be to restrictions accepted or information provisions made by virtue of which the agreement is subject to registration.

        IN WITNESS WHEREOF, Purchaser and the Company have caused this Agreement to be executed, and this Agreement has been executed and delivered as a deed by the Shareholders, all as of the date first above written.

                                       INCYTE PHARMACEUTICALS, INC.



                                       By   /s/ Denise M. Gilbert
                                          --------------------------------------

                                       Title  Executive Vice President and CFO
                                             -----------------------------------


                                       HEXAGEN LIMITED



                                       By  /s/ Mark W. Bodmer
                                          --------------------------------------


                                       Title  Chief Executive
                                             -----------------------------------

                                    SHAREHOLDERS:

                                    Executed as a deed by
                                    ANDREW AMBLER
                                    in the presence of:

/s/ Andrew Ambler                   /s/ Andrew P. Sandham

                                    Name Andrew P. Sandham
                                         -------------------------------------

                                    Address 49e Fen End Over, Camb. CB4 5NE
                                            ----------------------------------

                                    Occupation Company Director
                                               -------------------------------



                                    Executed as a deed by
                                    NAVEED ANWAR
                                    in the presence of:

/s/ Naveed Anwar                    /s/ Andrew P. Sandham

                                    Name Andrew P. Sandham
                                         -------------------------------------

                                    Address 49e Fen End Over, Camb. CB4 5NE
                                            ----------------------------------

                                    Occupation Company Director
                                               -------------------------------



                                    Executed as a deed by
                                    INES BARROSO
                                    in the presence of:

/s/ Ines Barroso                    /s/ Mark W. Bodmer

                                    Name Mark W. Bodmer
                                         -------------------------------------

                                    Address 37A Madingley Road, Cambridge CB3
                                            ----------------------------------
                                    OBL
                                    ------------------------------------------

                                    Occupation Company Director
                                               -------------------------------

                                     Executed as a deed by
                                     MARK BODMER
                                     in the presence of:

/s/ Mark Bodmer                      /s/ Andrew P. Sandham

                                     Name Andrew P. Sandham
                                          ------------------------------------

                                     Address 49e Fen End Over, Camb. CB4 5NE
                                            ----------------------------------

                                     Occupation Company Director
                                                ------------------------------



                                     Executed as a deed by
                                     LYNDA CONNON
                                     in the presence of:

/s/ Lynda Connon                     /s/ Mark W. Bodmer

                                     Name Mark W. Bodmer
                                          ------------------------------------

                                     Address 37A Madingley Road, Cambridge CB3
                                             ---------------------------------
                                     OBL
                                     -----------------------------------------

                                     Occupation Company Director
                                                ------------------------------



                                     Executed as a deed by
                                     RACHAEL CUBBERLEY
                                     in the presence of:

/s/ Rachael Cubberley                /s/ Mark W. Bodmer

                                     Name Mark W. Bodmer
                                          ------------------------------------

                                     Address 37A Madingley Road, Cambridge CB3
                                             ---------------------------------
                                     OBL
                                     -----------------------------------------

                                     Occupation Company Director
                                                ------------------------------

                                     Executed as a deed by
                                     DARREN CUTHBERT-HEAVENS
                                     in the presence of:

/s/ Darren Cuthbert-Heavens          /s/ Mark W. Bodmer

                                     Name Mark W. Bodmer
                                          ------------------------------------

                                     Address 37A Madingley Road, Cambridge CB3
                                             ---------------------------------
                                     OBL
                                     -----------------------------------------

                                     Occupation Company Director
                                                ------------------------------


                                     Executed as deed by
                                     ANNE ELLIOT
                                     in the presence of:

/s/ Anne Elliot                      /s/ Mark W. Bodmer

                                     Name Mark W. Bodmer
                                          ------------------------------------

                                     Address 37A Madingley Road, Cambridge CB3
                                             ---------------------------------
                                     OBL
                                     -----------------------------------------

                                     Occupation Company Director
                                                ------------------------------



                                     Executed as a deed by
                                     JAMIE FOSTER
                                     in the presence of:

/s/ Jamie Foster                     /s/ Mark W. Bodmer

                                     Name Mark W. Bodmer
                                          ------------------------------------

                                     Address 37A Madingley Road, Cambridge CB3
                                             ---------------------------------
                                     OBL
                                     -----------------------------------------

                                     Occupation Company Director
                                                ------------------------------

                                     Executed as a deed by
                                     MIKE GILCHRIST
                                     in the presence of:

/s/ Mike Gilchrist                   /s/ Mark W. Bodmer

                                     Name Mark W. Bodmer
                                          ------------------------------------

                                     Address 37A Madingley Road, Cambridge CB3
                                             ---------------------------------
                                     OBL
                                     -----------------------------------------

                                     Occupation Company Director
                                                ------------------------------



                                     Executed as a deed by
                                     SIMON KELLEY
                                     in the presence of:

/s/ Simon Kelley                     /s/ Mark W. Bodmer

                                     Name Mark W. Bodmer
                                          ------------------------------------

                                     Address 37A Madingley Road, Cambridge CB3
                                             ---------------------------------
                                     OBL
                                     -----------------------------------------

                                     Occupation Company Director
                                                ------------------------------



                                     Executed as a deed by
                                     ALLISON KINGSBURY
                                     in the presence of:

 /s/ Allison Kingsbury               /s/ Mark W. Bodmer

                                     Name Mark W. Bodmer
                                          ------------------------------------

                                     Address 37A Madingley Road, Cambridge CB3
                                             ---------------------------------
                                     OBL
                                     -----------------------------------------

                                     Occupation Company Director
                                                ------------------------------

                                     Executed as a deed by
                                     INGE LOUDON VAN-BAKEL
                                     in the presence of:

 /s/ Inge Loudon Van-Bakel           /s/ Mark W. Bodmer

                                     Name Mark W. Bodmer
                                          ------------------------------------

                                     Address 37A Madingley Road, Cambridge CB3
                                             ---------------------------------
                                     OBL
                                     -----------------------------------------

                                     Occupation Company Director
                                                ------------------------------



                                     Executed as a deed by
                                     GARETH MASLEN
                                     in the presence of:

/s/ Gareth Maslen                    /s/ Mark W. Bodmer

                                     Name Mark W. Bodmer
                                          ------------------------------------

                                     Address 37A Madingley Road, Cambridge CB3
                                             ---------------------------------
                                     OBL
                                     -----------------------------------------

                                     Occupation Company Director
                                                ------------------------------



                                     Executed as a deed by
                                     GOS MICKLEM
                                     in the presence of:

/s/ Gos Micklem                      /s/ Mark W. Bodmer

                                     Name Mark W. Bodmer
                                          ------------------------------------

                                     Address 37A Madingley Road, Cambridge CB3
                                             ---------------------------------
                                     OBL
                                     -----------------------------------------

                                     Occupation Company Director
                                                ------------------------------

                                     Executed as a deed by
                                     MIKE PALMER
                                     in the presence of:

/s/ Mike Palmer                      /s/ Mark W. Bodmer

                                     Name Mark W. Bodmer
                                          ------------------------------------

                                     Address 37A Madingley Road, Cambridge CB3
                                             ---------------------------------
                                     OBL
                                     -----------------------------------------

                                     Occupation Company Director



                                     Executed as a deed by
                                     JANE REED
                                     in the presence of:

/s/ Jane Reed                        /s/ Mark W. Bodmer

                                     Name Mark W. Bodmer
                                          ------------------------------------

                                     Address 37A Madingley Road, Cambridge CB3
                                             ---------------------------------
                                     OBL
                                     -----------------------------------------

                                     Occupation Company Director
                                                ------------------------------



                                     Executed as a deed by
                                     ANDREW SANDHAM
                                     in the presence of:

/s/ Andrew Sandham                   /s/ Mark W. Bodmer

                                     Name Mark William Bodmer
                                          ------------------------------------

                                     Address 37A Madingley Road, Cambridge CB3
                                             ---------------------------------
                                     OBL
                                     -----------------------------------------

                                     Occupation Company Director
                                                ------------------------------

                                     Executed as a deed by
                                     ALAN SCHAFER
                                     in the presence of:

/s/ Alan Schafer                     /s/ Jamie W. Foster

                                     Name Jamie W. Foster
                                          ------------------------------------

                                     Address 10 Trafalgar Road, Cambridge CB4
                                             ---------------------------------
                                     IEU
                                     -----------------------------------------

                                     Occupation Scientist
                                                ------------------------------



                                     Executed as a deed by
                                     PETER SWARBRICK
                                     in the presence of:

/s/ Peter Swarbrick                  /s/ Mark W. Bodmer

                                     Name Mark W. Bodmer
                                          ------------------------------------

                                     Address 37A Madingley Road, Cambridge CB3
                                             ---------------------------------
                                     OBL
                                     -----------------------------------------

                                     Occupation Company Director
                                                ------------------------------



                                     Executed as a deed by
                                     KAREN THOMAS
                                     in the presence of:

/s/ Karen Thomas                     /s/ Mark W. Bodmer

                                     Name Mark W. Bodmer
                                          ------------------------------------

                                     Address 37A Madingley Road, Cambridge CB3
                                             ---------------------------------
                                     OBL
                                     -----------------------------------------

                                     Occupation Company Director
                                                ------------------------------

                                     Executed as a deed by
                                     DAVID TOWNLEY
                                     in the presence of:

/s/ David Townley                    /s/ Mark W. Bodmer

                                     Name Mark W. Bodmer
                                          ------------------------------------

                                     Address 37A Madingley Road, Cambridge CB3
                                             ---------------------------------
                                     OBL
                                     -----------------------------------------

                                     Occupation Company Director
                                                ------------------------------



                                     Executed as a deed by
                                     TOM WEAVER
                                     in the presence of:

/s/ Tom Weaver                       /s/ Mark W. Bodmer

                                     Name Mark W. Bodmer
                                          ------------------------------------

                                     Address 37A Madingley Road, Cambridge CB3
                                             ---------------------------------
                                     OBL
                                     -----------------------------------------
                                     Occupation Company Director



                                     Executed as a deed by
                                     POLLY WELLER
                                     in the presence of:

/s/ Polly Weller                     /s/ Mark W. Bodmer

                                     Name Mark W. Bodmer
                                          ------------------------------------

                                     Address 37A Madingley Road, Cambridge CB3
                                             ---------------------------------
                                     OBL
                                     -----------------------------------------

                                     Occupation Company Director
                                                ------------------------------

                                       Executed as a deed by
                                       P. V. ALLEN
                                       for and on behalf of CELLTECH plc

                                       /s/ P. V. Allen



                                       Executed as a deed by
                                       RUDOLF BALLING
                                       in the presence of:

/s/ Rudolf Balling                     /s/ Heidi Peczkowski

                                       Name Heidi Peczkowski
                                            -----------------------------------

                                       Address Mittenkeimerstr 15,
                                               85386 Ecking,
                                               --------------------------------
                                       Germany
                                       ----------------------------------------

                                       Occupation Secretary TSF/156
                                                  -----------------------------



                                       Executed as a deed by
                                       PETER GOODFELLOW
                                       in the presence of:

/s/ Peter Goodfellow                   /s/ Sally Miles

                                       Name Sally Miles
                                            -----------------------------------

                                       Address Smith Kline Beecham,
                                               Third Avenue, Harlow, Essex
                                               --------------------------------

                                       Occupation Secretary
                                                  -----------------------------



                                       Executed as a deed by
                                       A. P. SANDHAM as attorney
                                       for and on behalf of ABINGWORTH
                                       BIOVENTURES SICAV

                                       /s/ A. P. Sandham

                                       Executed as a deed by
                                       A. P. SANDHAM as attorney
                                       for and on behalf of APAX PARTNERS &
                                       CO. VENTURES LIMITED IL V-B

                                       /s/ A. P. Sandham




                                       Executed as a deed by
                                       A. P. SANDHAM as attorney
                                       for and on behalf of ATLAS VENTURES
                                       EUROPE FUND B.V.

                                       /s/ A. P. Sandham




                                       Executed as a deed by
                                       A. P. SANDHAM as attorney
                                       for and on behalf of CODON TRUST
                                       COMPANY LIMITED as trustee of
                                       SCHRODER VENTURES
                                       INTERNATIONAL LIFE SCIENCE FUND
                                       TRUST

                                       /s/ A. P. Sandham




                                       Executed as a deed by
                                       A. P. SANDHAM as attorney
                                       for and on behalf of NEA VENTURES 1996
                                       L.P.

                                       /s/ A. P. Sandham



                                       Executed as a deed by
                                       A. P. SANDHAM as attorney
                                       for and on behalf of NEW ENTERPRISE
                                       ASSOCIATES VI LP

                                       /s/ A. P. Sandham

                                       Executed as a deed by
                                       A. P. SANDHAM as attorney
                                       for and on behalf of SUK VF IV NOMINEES
                                       LIMITED

                                       /s/ A. P. Sandham



                                       Executed as a deed by
                                       A. P. SANDHAM as attorney
                                       for and on behalf of SCHRODER VENTURE
                                       MANAGERS INC. as general partner of
                                       SCHRODER VENTURES INTER-
                                       NATIONAL LIFE SCIENCES FUND LP1

                                       /s/ A. P. Sandham



                                       Executed as a deed by
                                       A. P. SANDHAM as attorney
                                       for and on behalf of SCHRODER VENTURE
                                       MANAGERS LIMITED as Manager of
                                       SCHRODER VENTURES
                                       INTERNATIONAL LIFE SCIENCES FUND
                                       CO-INVESTMENT SCHEME

                                       /s/ A. P. Sandham



                                       Executed as a deed by
                                       A. P. SANDHAM as attorney
                                       for and on behalf of SCHRODER VENTURE
                                       MANAGERS INC. as general partner of
                                       SCHRODER VENTURES
                                       INTERNATIONAL LIFE SCIENCES FUND
                                       LP2

                                       /s/ A. P. Sandham

                                    Exhibit B
                                    ---------


                                ESCROW AGREEMENT
                                ----------------


     THIS ESCROW AGREEMENT, made as of the ____ day of September, 1998, by and among INCYTE PHARMACEUTICALS, INC., a Delaware corporation ("Purchaser"), and Stephen W. Bunting, Ph.D., as Shareholders' Representative ("Shareholders' Representative") for each of the former shareholders (the "Shareholders") of HEXAGEN LIMITED, a company incorporated in England and Wales (the "Company"), and U.S. Bank Trust N.A., San Francisco, California ("Escrow Agent"),

                              W I T N E S S E T H:

     WHEREAS, Purchaser, the Company and the Shareholders have entered into a Share Purchase Agreement of even date herewith (the "Share Purchase Agreement") pursuant to which Purchaser will purchase all of the issued and outstanding share capital of the Company from the Shareholders, a copy of which Share Purchase Agreement has been delivered to the Escrow Agent; and

     WHEREAS, Section 8.2 of the Share Purchase Agreement provides that the Shareholders will deposit with the Escrow Agent that number of shares of Purchaser's Common Stock issued to the Shareholders (the "Escrow Shares") in connection with the Purchase as is determined in accordance with Section 1.5 of the Share Purchase Agreement (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Purchaser with respect to the Escrow Shares after the closing under the Share Purchase Agreement) into an escrow for the purpose of securing Purchaser's claims for indemnification pursuant to Article VIII of the Share Purchase Agreement; and

     WHEREAS, the Escrow Agent is willing to act as escrow agent for Purchaser and the Shareholders on the terms and conditions hereinafter set forth:

     NOW THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth herein, the parties hereto agree as follows:

     1.  Definitions. Capitalized terms not otherwise defined in this Escrow
         -----------
Agreement shall have the meanings set forth in the Share Purchase Agreement.

     2.  Consent of Shareholders. By virtue of each of the Shareholders'
         -----------------------
entering into the Share Purchase Agreement, each of the Shareholders has consented: (a) to the indemnification of Purchaser as set forth in Article VIII of the Share Purchase Agreement, (b) to be bound by the terms of this Escrow Agreement, (c) to be a party hereto with the same force and effect as if they were signatories hereto, including, without limitation, the appointment of the Shareholders' Representative as their representative for purposes of this Escrow Agreement and as attorney-in-fact and agent for and on behalf of each Shareholder, and (d) to the taking by the Shareholders' Representative of any and all actions and the making of any decisions required or permitted to be taken or made by such Shareholders' Representative under this Escrow Agreement and the Share Purchase Agreement.

     3.  Establishment of Escrow. At the Closing, the Shareholders shall
         -----------------------
be deemed to have received and deposited with the Escrow Agent the Escrow Shares (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Purchaser with respect to the Escrow Shares after the Closing), without any act of any Shareholder. As soon as practicable after the Closing, a certificate for the Escrow Shares, registered in the name of the Escrow Agent or its nominee, will be deposited by Purchaser with the Escrow Agent, such deposit to constitute an escrow fund (the "Escrow Fund"). The Escrow Fund shall be held by the Escrow Agent in escrow subject to the terms and conditions set forth herein and in the Share Purchase Agreement. Purchaser shall pay all costs and fees of the Escrow Agent in connection with this Escrow Agreement, as set forth on the Depository Escrow Fee Schedule attached hereto (the "Fee Schedule").

     4.  Escrow Provisions.  The provisions of the escrow shall be as set forth
         -----------------
in Article VIII of the Share Purchase Agreement, the Fee Schedule and the General Provisions for Corporate Escrow Agreements attached hereto (the "General Provisions"). In the event of any conflict between Article VIII of the Share Purchase Agreement and the General Provisions or the Fee Schedule, the General Provisions and the Fee Schedule shall govern.

     5.  Miscellaneous.
         -------------

     (a) This Escrow Agreement shall be governed by the laws of the State of California without regard to principles of conflicts of laws.

     (b) Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid by telecopy, or by courier service, as follows:

     If to Purchaser:

          Incyte Pharmaceuticals, Inc.
          3174 Porter Drive
          Palo Alto, CA 94304
          Attn: Chief Executive Officer
          Fax:  001-650-845-4166

     with a copy to:

          Pillsbury Madison & Sutro LLP
          235 Montgomery Street
          San Francisco, CA 94104
          Attn:  Stanton D. Wong
          Fax:  001-415-983-7396
     and to:

          Taylor Joynson Garrett
          Carmelite
          50 Victoria Embankment
          Blackfriars
          London, England EC4Y 0DX
          Attn:  David Kent
          Fax:  011-44-171-936-2666

     If to Shareholders' Representative, as Attorney-in-Fact for the
 Shareholders:

          Stephen W. Bunting, Ph.D.
          Director
          Abingworth Management Limited
          38 Jermyn Street
          London, England EC1A 4DD
          Attn:  Richard H. Tyler
          Fax:  011-44-171-367-2000

      with a copy to:

          Venture Law Group
          2800 Sand Hill Road
          Menlo Park, CA 94025
          Attn:  Steven J. Tonsfeldt
          Fax:  001-650-854-1121

      and to

          Cameron McKenna
          Mitre House
          160 Aldersgate Street
          London, England EC1A 4DD
          Attn:  Richard H. Tyler
          Fax:  011-44-171-367-2000

     If to Escrow Agent:
          U.S. Bank Trust N.A.
          Escrow Services
          One California Street, 4th Floor
          San Francisco, CA 94111
          Attention:  Ms. Mary Lou Fuette
          Fax:  001-415-273-4593

or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

     (c)  Attorneys' Fees. If any legal action is brought for the enforcement
          ---------------
of this Escrow Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

         IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first written above.

                                    INCYTE PHARMACEUTICALS, INC.



                                    By
                                       ----------------------------------

                                    Title
                                          --------------------------------



                                    SHAREHOLDERS' REPRESENTATIVE, as Attorney-in-Fact for Shareholders



                                    By
                                       ----------------------------------

                                    Title
                                          --------------------------------



                                    "ESCROW AGENT"

                                     U.S. Bank Trust N.A.



                                    By
                                       ----------------------------------

                                    Title
                                          --------------------------------

                                    EXHIBIT C
                                    ---------

                              REGISTRATION RIGHTS
                              -------------------


     1.   Definitions.
          -----------

     1.1 The term "Holder" means any person owning or having the right to acquire Registrable Securities (initially, each Shareholder (as defined in the Share Purchase Agreement)) or any assignee thereof in accordance with Section 8 hereof.

     1.2 The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

     1.3 The term "Registrable Securities" means (i) forty percent (40%) of the Purchaser Shares held by each Shareholder (rounded up to the nearest whole share), and (ii) Purchaser Common issued prior to the Effective Date (as defined in Section 2.1 below) as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Purchaser Shares, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which such person's registration rights are not assigned; provided, however, that any Purchaser Shares previously sold to the public pursuant to a registered public offering or pursuant to Rule 144 under the Securities Act shall cease to be Registrable Securities.

     1.4 All other capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Share Purchase Agreement to which this Exhibit C is attached.

     2.   Registration.
          ------------

     2.1 Incyte shall prepare and file with the SEC a registration statement on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act covering the then outstanding Registrable Securities then held by each Holder (the "Registration Statement"), and shall use reasonable efforts to cause the Registration Statement to be declared effective on or prior to the date (the "Effective Date") that is 180 days after the Closing Date (as such term is defined in the Share Purchase Agreement).

     2.2 A Holder may inform Incyte in writing that such Holder wishes to exclude all or a portion of such Holder's Registrable Securities from the Registration Statement.

     2.3  The registration of the Registrable Securities provided for in this
Section 2 shall not be underwritten.

     3.   Obligations of Incyte.  Incyte shall, as expeditiously as reasonably
          ---------------------
possible:

     3.1 Prepare and file with the SEC the Registration Statement and use its reasonable efforts to cause the Registration Statement to become effective on or prior to the Effective Date, and keep the Registration Statement continuously effective under the Securities Act until the earlier to occur of (a) the expiration of 180 days after the Effective Date, (b) the date on which each Holder can sell all of such Holder's Registrable Securities pursuant to Rule 144 under the Securities Act during any three-month period, or (c) such time as all of the Registrable Securities shall have been sold or otherwise disposed of by the Holders (such period is hereinafter referred to as the "Effectiveness Period"). In the event that, in the reasonable judgment of Incyte, it is advisable to postpone the filing or effectiveness of the Registration Statement or, if effective, to suspend use of the prospectus relating to the Registration Statement for a discrete period of time, but not in excess of 60 days (a "Deferral Period"), due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which Incyte believes public disclosure will be prejudicial to Incyte, Incyte shall deliver a certificate in writing, signed by its Chief Executive Officer or Chief Financial Officer, to each Holder, to the effect of the foregoing and, upon receipt of such certificate, each Holder agrees not to dispose of such Holder's Registrable Securities covered by the Registration Statement (other than in transactions exempt from the registration requirements under the Securities Act) until such Holders are advised in writing by Incyte that use of the prospectus may be resumed; provided, however, that executive officers and directors of Incyte shall be prohibited from selling shares of Incyte Common Stock prior to the Deferral Period and there shall be no more than one Deferral Period prior to the Effectiveness Period and the aggregate number of days included in all Deferral Periods during the Effectiveness Period shall not exceed 60 days. The Effectiveness Period shall be extended for a period of time equal to any Deferral Period that occurs during the Effectiveness Period.

     3.2 Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement.

     3.3 Furnish to the Holders covered by the Registration Statement such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of such Registrable Securities.

     3.4 Use all reasonable efforts to register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such United States jurisdictions as shall be reasonably requested by the Holders thereof and keep such registrations and qualifications in effect during the Effectiveness Period, provided that Incyte shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     4.   Obligations of the Holders; Procedures for Sales of Purchaser Shares
          --------------------------------------------------------------------
Under the Registration Statement.
--------------------------------

     4.1 It shall be a condition precedent to the obligations of Incyte to take any action pursuant to this Exhibit C that the selling Holders shall furnish to Incyte such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities. Incyte agrees to permit all customary methods of disposition (other than underwritten offerings) to be included in the plan of distribution described in the Registration Statement and, to the extent permitted by law and reasonably concurred with by counsel for Incyte, the plan of distribution for any Holder that is a partnership may include distributions to partners of such partnership.

     4.2 For any offer or sale of any of the Registrable Securities under the Registration Statement by a Holder in a transaction that is not exempt under the Securities Act, the Holder, in addition to complying with any other federal securities laws, shall deliver a copy of the final prospectus (together with any amendment of or supplement to such prospectus) of Incyte covering the Registrable Securities, in the form furnished to the Holder by Incyte, to the purchaser of any of the Registrable Securities on or before the settlement date for the purchase of such Registrable Securities.

     4.3 Upon the receipt by a Holder of any notice from Incyte of (1) the existence of any fact or the happening of any event as a result of which the prospectus included in the Registration Statement, as the Registration Statement is then in effect, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (2) the issuance by the SEC of any stop order or injunction suspending or enjoining the use or the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, or the taking of any similar action by the securities regulators of any state or other jurisdiction, or (3) the request by the SEC or any other federal or state governmental agency for amendments or supplements to the Registration Statement or related prospectus or for additional information related thereto, such Holder shall forthwith discontinue disposition of such Holder's Registrable Securities covered by the Registration Statement or related prospectus (other than in transactions exempt from the registration requirements under the Securities Act) until such Holder's receipt of the supplemented or amended prospectus or until such Holder is advised in writing by Incyte that the use of the applicable prospectus may be resumed. In such a case, Incyte shall as promptly as practicable (i) prepare an amendment to correct or update the prospectus, (ii) use its reasonable efforts to remove the impediments referred to in subclause (2) above, or (iii) comply with the requests referred to in subclause (3) above, and the Effectiveness Period shall be extended by the number of days from and including the date of the giving of such notice to and including the date when each Holder shall have received a copy of the supplemented or amended prospectus or when such Holder is advised in writing by Incyte that the use of the applicable prospectus may be resumed.

     5.  Expenses.  Incyte shall bear and pay all expenses incurred by Incyte in
         --------
connection with any registration, filing or qualification of Registrable Securities with respect to the Registration Statement for each Holder thereof (which right may be assigned as provided in Section 8 hereof), including (without limitation) all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto, fees and disbursements of counsel for Incyte, blue sky fees and expenses, including fees and disbursements of counsel related to all blue sky matters, the expenses of providing materials pursuant to Section 3.3 hereof, but excluding the fees and disbursements of counsel for the selling Holders, stock transfer taxes that may be payable by the selling Holders, and all underwriting, brokerage or other discounts and commissions relating to Registrable Securities, which shall be borne by the Holders.

     6.   Delay of Registration.  No Holder shall have any right to obtain or
         ---------------------
seek an injunction restraining or otherwise delaying the Registration Statement as the result of any controversy that might arise with respect to the interpretation or implementation of this Exhibit C.

     7.   Indemnification.  In the event any Registrable Securities are
          ---------------
included in the Registration Statement under this Exhibit C:

     7.1 To the extent permitted by law, Incyte will indemnify and hold harmless each Holder of such Registrable Securities, the officers and directors of each such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Incyte of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and Incyte will reimburse each such Holder, officer or director, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Incyte (which consent shall not be unreasonably withheld), nor shall Incyte be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, or controlling person.

     7.2 To the extent permitted by law, each selling Holder will indemnify and hold harmless Incyte, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls Incyte within the meaning of the Securities Act, and any other Holder selling securities in the Registration Statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which Incyte or any such director, officer or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities
(or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by Incyte or any such director, officer, controlling person, or other Holder, director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this Section 7.2 exceed the gross proceeds received by such Holder from the sale of Registrable Securities as contemplated hereunder.

     7.3 Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

     7.4 The obligations of Incyte and the Holders under this Section 7 shall survive the completion of any offering of Registrable Securities in the Registration Statement under this Agreement, and otherwise.

     8.   Assignment of Registration Rights.  The rights to cause Incyte to
          ---------------------------------
register Registrable Securities pursuant to this Exhibit C may be assigned by any Holder (i) who transfers Registrable Securities with a value (based on the closing price of the Common Stock as of the trading day immediately prior to the date of transfer) of at least $250,000 or, if less, all of his, her or its shares of Registrable Securities or (ii) in a transfer that does not require the amendment or supplement of the Registration Statement and prospectus; provided, in each case, Incyte is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. Notwithstanding the foregoing, a Holder that is a partnership may assign its rights hereunder to its partners in connection with a distribution of Registrable Securities to such partners without limitation on the amount of Registrable Securities being transferred. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 8.

     9.   Termination of Registration Rights.  Incyte's obligations pursuant to
          ----------------------------------
this Exhibit C (other than those in Section 7) shall terminate as to any Holder of Registrable Securities on the earlier of (i) when the Holder can sell all of such Holder's Registrable Securities pursuant to Rule 144 under the Securities Act during any three-month period or (ii) on expiration of the Effectiveness\Period.

    10.   Waivers.  The observance of any term of this Exhibit C may be waived
          -------
(either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Incyte and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and Incyte.

                    Schedule III to Share Purchase Agreement
                    ----------------------------------------


Calculations related to Share Purchase Agreement:

Capitalized terms used but not otherwise defined herein have the meanings attributed to them in the Share Purchase Agreement.

Section 1.3:
-----------

         Total Number of Purchaser Shares ("PS") =

         (   S    * TC) - CC
          -------
           S+O                        rounded to the nearest whole share
         ------------------
                     P

Where  S =   the number of outstanding Company Shares as of the Closing Date
       O =   the number of Ordinary Shares of the Company subject to options outstanding as of the Closing Date
       P =   Purchaser Common Average Price (as defined in Section 1.3)
      TC =   $45,000,000
      CC =   $5,000,000


Section 6.1:
-----------

     The Exchange Ratio equals OS divided by O, rounded to five decimal places,

Where     OS = the total number of shares of Purchaser Common subject to
               Converted Company Options.

         (   O   ) * TC
          -------
          O + S
          -------------
                   P